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Exhibit 99.2

Assured Guaranty Ltd.
December 31, 2010
Financial Supplement

Table of Contents	Page
Selected Financial Highlights	1
Consolidated Statements of Operations	2
Net Income (Loss) Reconciliation to Operating Income	3-4
Consolidated Balance Sheets	5
Adjusted Book Value	6
Claims Paying Resources	7
New Business Production	8
Financial Guaranty Gross Par Written	9
Segment Consolidation	10-11
Financial Guaranty Direct Segment	12-13
Financial Guaranty Reinsurance Segment	14-15
Investment Portfolio, Available-for-Sale	16
Estimated Net Exposure Amortization and Estimated Future Net Premium and Credit Derivative Revenues	17
Expected Amortization of U.S. and Non-U.S Structured Finance Net Par Outstanding	18
Present Value of Financial Guaranty Net Insurance Loss to be Expensed	19
Financial Guaranty Profile	20-22
Direct Pooled Corporate Obligations Profile	23
Consolidated U.S. RMBS Profile	24
Financial Guaranty Direct U.S. RMBS Profile	25-26
Financial Guaranty Direct U.S. Commercial Real Estate Profile	27
Direct U.S. Consumer Receivables Profile	28
Below Investment Grade Exposures	29-33
Largest Exposures by Sector	34-37
Loss and Loss Adjustment Expense Reserves by Segment	38
Rollforward of Net Expected Loss and Loss Adjustment Expense to be Paid	39
Financial Guaranty Insurance and Credit Derivative U.S. RMBS Representations and Warranties Benefit Development	40
Financial Guaranty Direct and Reinsurance Segment Losses Incurred and Paid	41
Summary Financial and Statistical Data	42
Glossary	43-44
Endnotes Related to Non-GAAP Financial Measures	45-47

This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. ("AGL" and, together with its subsidiaries, "Assured Guaranty" or the "Company") with the Securities and Exchange Commission ("SEC"), including its Annual Report on Form 10-K for the year ended December 31, 2010.

Amounts in this financial supplement include the consolidated results of Assured Guaranty Municipal Holdings Inc., formerly Financial Security Assurance Holdings Ltd. ("AGMH"), which Assured Guaranty acquired on July 1, 2009.

Some amounts in this financial supplement may not add due to rounding.

Cautionary Statement Regarding Forward-Looking Statements:

Any forward-looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. The Company's forward looking statements could be affected by many events. These events include (1) rating agency action, including a ratings downgrade or change in outlook at any time of AGL or its subsidiaries and/or of transactions that AGL's subsidiaries have insured, both of which have occurred in the past, or a change in rating criteria; (2) developments in the world's financial and capital markets that adversely affect issuers' payment rates, the Company's loss experience, its ability to cede exposure to reinsurers, its access to capital, its unrealized (losses) gains on derivative financial instruments or its investment returns; (3) changes in the world's credit markets, segments thereof or general economic conditions; (4) more severe or frequent losses implicating the adequacy of the Company's expected loss estimates; (5) the impact of market volatility on the mark-to-market of the Company's contracts written in credit default swap form; (6) reduction in the amount of reinsurance portfolio opportunities available to the Company; (7) deterioration in the financial condition of our reinsurers, the amount and timing of reinsurance recoverable actually received and the risk that reinsurers may dispute amounts owed to us under our reinsurance agreements; (8) the possibility that the Company will not realize insurance loss recoveries or damages expected from originators, sellers, sponsors, underwriters or servicers of residential mortgage-backed securities transactions; (9) decreased demand or increased competition; (10) changes in applicable accounting policies or practices; (11) changes in applicable laws or regulations, including insurance and tax laws; (12) other governmental actions; (13) difficulties with the execution of the Company's business strategy; (14) contract cancellations; (15) the Company's dependence on customers; (16) loss of key personnel; (17) adverse technological developments; (18) the effects of mergers, acquisitions and divestitures; (19) natural or man-made catastrophes; (20) other risks and uncertainties that have not been identified at this time; (21) management's response to these factors; and (22) other risk factors identified in Assured Guaranty's filings with the SEC. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made. The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Assured Guaranty Ltd.
Selected Financial Highlights
 (dollars in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Operating income reconciliation:
Operating income [1]	$152.9	$156.4	$660.3	$293.4
Plus after-tax adjustments:
Realized gains (losses) on investments	(0.1)	(4.0)	1.0	(34.2)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(67.5)	83.6	11.3	(82.2)
Fair value gains (losses) on committed capital securities	2.2	(18.8)	6.0	(79.9)
Foreign exchange gains (losses) on revaluation of premiums receivable	(6.9)	(0.5)	(24.5)	23.4
Effect of consolidating financial guaranty variable interest entities ("VIEs") [2]	(238.1)	-	(105.2)	-
Goodwill and settlement of pre-existing relationship	-	-	-	(23.3)

Net income (loss) attributable to Assured Guaranty Ltd.	$(157.5)	$216.7	$548.9	$97.2

Return on equity ("ROE") calculations [3]:
ROE, excluding unrealized gain (loss) on investment portfolio	(16.7)%	29.0%	15.5%	3.7%
Operating ROE	13.0%	16.4%	14.8%	9.1%
Earnings per diluted share:
Operating income	$0.81	$0.92	$3.49	$2.27
Plus after-tax adjustments:
Realized gains (losses) on investments	-	(0.02)	0.01	(0.26)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(0.37)	0.49	0.06	(0.64)
Fair value gains (losses) on committed capital securities	0.01	(0.11)	0.03	(0.62)
Foreign exchange gains (losses) on revaluation of premiums receivable	(0.04)	-	(0.13)	0.18
Effect of consolidating financial guaranty VIEs [2]	(1.30)	-	(0.56)	-
Goodwill and settlement of pre-existing relationship	-	-	-	(0.18)

Net income (loss) attributable to Assured Guaranty Ltd. [4]	$(0.86)	$1.27	$2.90	$0.75

Other information:
Gross par written	$7,884	$7,986	$30,759	$49,921
Effective tax rate on operating income	17.8%	31.5%	19.1%	25.1%
Effective tax rate on net income	42.2%	35.5%	13.6%	27.7%

	As of
	December 31, 2010	December 31, 2009
Other information:
Net debt service outstanding	$927,143	$958,265
Net par outstanding	617,131	640,422
Claims paying resources [5]	12,630	13,051

1. The Company has revised its definition of operating income in 2010 to exclude foreign exchange revaluation gains and losses on premiums receivable. Prior periods are presented on a consistent basis.

2. Effective January 1, 2010, GAAP accounting required the consolidation of variable interest entities ("VIEs") where the Company is determined to be the control party through rights under our financial guaranty insurance contracts. For those VIEs that the Company consolidates, it records all of the activities of the VIE and eliminates the related insurance accounting. Operating income reverses the financial effect of consolidating these entities and accounts for them as financial guaranty insurance contracts in order to present the Company's insured obligations on a consistent basis.

3. Quarterly ROE calculations represent annualized returns.

4. Total may not add due to differences in calculating GAAP and non-GAAP per diluted share amounts.

5. See page 7.

Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures.

Assured Guaranty Ltd.
Consolidated Statements of Operations
 (dollars and shares in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Revenues:
Net earned premiums	$286.3	$373.3	$1,186.7	$930.4
Net investment income	93.9	87.6	354.7	259.2
Net realized investment gains (losses)	(0.6)	(4.6)	(2.0)	(32.7)
Net change in fair value of credit derivatives:
Credit derivative revenues	53.2	55.5	210.3	170.2
Losses incurred on credit derivatives	(89.5)	(60.3)	(209.4)	(238.7)
Net unrealized gains (losses), excluding losses incurred	(87.8)	143.1	(5.2)	(105.7)

Net change in fair value of credit derivatives	(124.1)	138.3	(4.3)	(174.2)
Fair value gains (losses) on committed capital securities	3.4	(28.9)	9.2	(122.9)
Net change in financial guaranty VIEs	(376.2)	4.1	(183.1)	(1.2)
Other income	32.7	0.1	40.1	58.5

Total revenues	(84.6)	569.9	1,401.3	917.1
Expenses:
Loss and loss adjustment expenses	103.0	126.7	413.8	377.8
Amortization of deferred acquisition costs	11.0	12.6	34.1	53.9
Assured Guaranty Municipal Holdings Inc. ("AGMH") acquisition-related expenses	-	12.1	6.8	92.3
Interest expense	24.7	25.3	99.6	62.8
Goodwill and settlement of pre-existing relationship	-	-	-	23.3
Other operating expenses	49.3	51.0	211.5	174.1

Total expenses	188.0	227.7	765.8	784.2

Income (loss) before income taxes	(272.6)	342.2	635.5	132.9
Provision (benefit) for income taxes	(115.1)	121.4	86.6	36.9

Net income (loss)	(157.5)	220.8	548.9	96.0
Less: Noncontrolling interest of VIEs	-	4.1	-	(1.2)

Net income (loss) attributable to Assured Guaranty Ltd.	$(157.5)	$216.7	$548.9	$97.2
Less after-tax adjustments:
Realized gains (losses) on investments	(0.1)	(4.0)	1.0	(34.2)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(67.5)	83.6	11.3	(82.2)
Fair value gains (losses) on committed capital securities	2.2	(18.8)	6.0	(79.9)
Foreign exchange gains (losses) on revaluation of premiums receivable	(6.9)	(0.5)	(24.5)	23.4
Effect of consolidating financial guaranty VIEs[1]	(238.1)	-	(105.2)	-
Goodwill and settlement of pre-existing relationship	-	-	-	(23.3)

Operating income	$152.9	$156.4	$660.3	$293.4

Weighted average shares outstanding
Basic shares outstanding - GAAP (for net income (loss) per share calculation)	183.7	164.7	184.0	126.5
Diluted shares outstanding - GAAP (for net income (loss) per share calculation)	183.7	170.5	188.9	129.1
Diluted shares outstanding - non-GAAP (for operating income per share calculation)	189.1	170.7	189.2	129.4
Shares outstanding at the end of period	183.7	184.2
Effect of refundings and accelerations, net
Earned premiums from refundings and accelerations, net	$38.0	$46.1	$90.0	$173.8
Operating income effect	26.6	26.0	63.1	113.5
Operating income per diluted share effect	0.14	0.15	0.33	0.88

1. Effective January 1, 2010, GAAP accounting required the consolidation of VIEs where the Company is determined to be the control party through rights under our financial guaranty insurance contracts. For those VIEs that the Company consolidates, it records all of the activities of the VIE and eliminates the related insurance accounting. Operating income reverses the financial effect of consolidating these entities and accounts for them as financial guaranty insurance contracts in order to present the Company's insured obligations on a consistent basis.

Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures.

Assured Guaranty Ltd.
Consolidated Statements of Operations
Net Income (Loss) Reconciliation to Operating Income (1 of 2)
 (in millions)

	Three Months Ended December 31, 2010			Three Months Ended December 31, 2009
	GAAP Income Statement As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Results	GAAP Income Statement As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Results
Revenues:
Net earned premiums	$286.3	$(13.2)	$299.5	$373.3	$-	$373.3
Net investment income	93.9	-	93.9	87.6	-	87.6
Net realized investment gains (losses)	(0.6)	(0.6)	-	(4.6)	(4.6)	-
Net change in fair value of credit derivatives:
Realized gains and other settlements	36.0	36.0	-	43.5	43.5	-
Net unrealized gains (losses)	(160.1)	(160.1)	-	94.8	94.8	-
Credit derivative revenues	-	(53.2)	53.2	-	(55.5)	55.5
Losses incurred on credit derivatives	-	89.5	(89.5)	-	60.3	(60.3)

Net change in fair value of credit derivatives	(124.1)	(87.8)	(36.3)	138.3	143.1	(4.8)
Fair value gain (loss) on committed capital securities	3.4	3.4	-	(28.9)	(28.9)	-
Net change in financial guaranty VIEs	(376.2)	(376.2)	-	4.1	4.1	-
Other income	32.7	(7.2)	39.9	0.1	0.2	(0.1)

Total revenues	(84.6)	(481.6)	397.0	569.9	113.9	456.0
Expenses:
Loss and loss adjustment expenses	103.0	(23.0)	126.0	126.7	-	126.7
Amortization of deferred acquisition costs	11.0	-	11.0	12.6	-	12.6
AGMH acquisition-related expenses	-	-	-	12.1	-	12.1
Interest expense	24.7	-	24.7	25.3	-	25.3
Goodwill and settlement of pre-existing relationship	-	-	-	-	-	-
Other operating expenses	49.3	-	49.3	51.0	-	51.0

Total expenses	188.0	(23.0)	211.0	227.7	-	227.7

Income (loss) before income taxes	(272.6)	(458.6)	186.0	342.2	113.9	228.3
Provision (benefit) for income taxes	(115.1)	(148.2)	33.1	121.4	49.5	71.9

Net income (loss)	(157.5)	(310.4)	152.9	220.8	64.4	156.4
Less: Noncontrolling interest of VIEs	-	-	-	4.1	4.1	-

Net income (loss) attributable to Assured Guaranty Ltd.	$(157.5)	$(310.4)	$152.9	$216.7	$60.3	$156.4

Note: Please refer to the endnotes for an explanation of non-GAAP financial measures.

Assured Guaranty Ltd.
Consolidated Statements of Operations
Net Income (Loss) Reconciliation to Operating Income (2 of 2)
 (in millions)

	Year Ended December 31, 2010			Year Ended December 31, 2009
	GAAP Income Statement As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Results	GAAP Income Statement As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Results
Revenues:
Net earned premiums	$1,186.7	$(47.6)	$1,234.3	$930.4	$-	$930.4
Net investment income	354.7	-	354.7	259.2	-	259.2
Net realized investment gains (losses)	(2.0)	(2.0)	-	(32.7)	(32.7)	-
Net change in fair value of credit derivatives:
Realized gains and other settlements	153.5	153.5	-	163.6	163.6	-
Net unrealized gains (losses)	(157.8)	(157.8)	-	(337.8)	(337.8)	-
Credit derivative revenues	-	(210.3)	210.3	-	(170.2)	170.2
Losses incurred on credit derivatives	-	209.4	(209.4)	-	238.7	(238.7)

Net change in fair value of credit derivatives	(4.3)	(5.2)	0.9	(174.2)	(105.7)	(68.5)
Fair value gain (loss) on committed capital securities	9.2	9.2	-	(122.9)	(122.9)	-
Net change in financial guaranty VIEs	(183.1)	(183.1)	-	(1.2)	(1.2)	-
Other income	40.1	(20.4)	60.5	58.5	27.1	31.4

Total revenues	1,401.3	(249.1)	1,650.4	917.1	(235.4)	1,152.5
Expenses:
Loss and loss adjustment expenses	413.8	(68.8)	482.6	377.8	-	377.8
Amortization of deferred acquisition costs	34.1	-	34.1	53.9	-	53.9
AGMH acquisition-related expenses	6.8	-	6.8	92.3	-	92.3
Interest expense	99.6	-	99.6	62.8	-	62.8
Goodwill and settlement of pre-existing relationship	-	-	-	23.3	23.3	-
Other operating expenses	211.5	-	211.5	174.1	-	174.1

Total expenses	765.8	(68.8)	834.6	784.2	23.3	760.9

Income (loss) before income taxes	635.5	(180.3)	815.8	132.9	(258.7)	391.6
Provision (benefit) for income taxes	86.6	(68.9)	155.5	36.9	(61.3)	98.2

Net income (loss)	548.9	(111.4)	660.3	96.0	(197.4)	293.4
Less: Noncontrolling interest of VIEs	-	-	-	(1.2)	(1.2)	-

Net income (loss) attributable to Assured Guaranty Ltd.	$548.9	$(111.4)	$660.3	$97.2	$(196.2)	$293.4

Note: Please refer to the endnotes for an explanation of non-GAAP financial measures.

Assured Guaranty Ltd.
Consolidated Balance Sheets
 (in millions)

	As of :
	December 31, 2010	December 31, 2009
Assets:
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value	$9,415.3	$9,139.9
Short-term investments, at fair value	1,031.6	1,668.3
Other invested assets	283.0	160.2

Total investment portfolio	10,729.9	10,968.4
Cash	107.2	44.1
Premiums receivable, net of ceding commissions payable	1,167.6	1,418.2
Ceded unearned premium reserve	821.8	1,080.5
Deferred acquisition costs	239.8	242.0
Reinsurance recoverable on unpaid losses	22.3	14.1
Salvage and subrogation recoverable	1,032.4	420.3
Credit derivative assets	592.9	492.5
Deferred tax asset, net	1,224.0	1,158.2
Financial guaranty VIE assets [1], at fair value	4,334.4	762.3
Other assets	199.2	202.1

Total assets	$20,471.5	$16,802.7

Liabilities and shareholders' equity:
Liabilities:
Unearned premium reserve	$6,972.9	$8,400.2
Loss and loss adjustment expense reserve	563.0	289.5
Reinsurance balances payable, net	274.4	215.2
Long-term debt	1,052.9	1,066.5
Credit derivative liabilities	2,465.5	2,034.6
Current income tax payable	93.0	154.5
Financial guaranty VIE liabilities with recourse [1], at fair value	2,927.0	762.7
Financial guaranty VIE liabilities without recourse [1], at fair value	2,014.1	-
Other liabilities	309.9	359.4

Total liabilities	16,672.7	13,282.6
Shareholders' equity:
Common stock	1.8	1.8
Additional paid-in capital	2,585.4	2,585.0
Retained earnings [1]	1,098.8	789.9
Accumulated other comprehensive income	110.7	141.8
Deferred equity compensation	2.0	2.0

Total shareholders' equity attributable to Assured Guaranty Ltd.	3,798.8	3,520.5
Noncontrolling interest of financial guaranty VIEs [1]	-	(0.4)

Total shareholders' equity	3,798.8	3,520.1

Total liabilities and shareholders' equity	$20,471.5	$16,802.7

1. Effective January 1, 2010, GAAP accounting required the consolidation of VIEs where the Company is determined to be the control party through rights under our financial guaranty insurance contracts.

Assured Guaranty Ltd.
Adjusted Book Value
 (dollars in millions, except per share amounts)

	As of :
	December 31, 2010		December 31, 2009
	Total	Per share	Total	Per share
Reconciliation of shareholders' equity to adjusted book value:
Shareholders' equity attributable to Assured Guaranty Ltd.	$3,798.8	$20.67	$3,520.5	$19.12
Less after-tax adjustments:
Effect of consolidating financial guaranty VIEs [1]	(311.8)	(1.70)	-	-
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(764.8)	(4.16)	(767.6)	(4.17)
Fair value gains (losses) on committed capital securities	12.2	0.07	6.2	0.03
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	100.1	0.54	139.7	0.76

Operating shareholders' equity	$4,763.1	$25.92	$4,142.2	$22.49
After-tax adjustments:
Less: Deferred acquisition costs	248.4	1.35	235.3	1.28
Plus: Net present value of estimated net future credit derivative revenue	424.8	2.31	520.0	2.82
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	4,059.6	22.09	4,486.8	24.36

Adjusted book value	$8,999.1	$48.98	$8,913.7	$48.40

1. Effective January 1, 2010, GAAP accounting required the consolidation of VIEs where the Company is determined to be the control party through rights under our financial guaranty insurance contracts. For those VIEs that the Company consolidates, it records all of the activities of the VIE and eliminates the related insurance accounting. Operating shareholders' equity reverses the financial effect of consolidating these entities and accounts for them as financial guaranty insurance contracts in order to present the Company's insured obligations on a consistent basis.

Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures.

Assured Guaranty Ltd.
Claims Paying Resources
 (dollars in millions)

	As of December 31, 2010
	Assured Guaranty Corp.	Assured Guaranty Re Ltd. [1]	Assured Guaranty Municipal Corp.	Eliminations [2]	Consolidated
Claims paying resources
Policyholders' surplus	$854	$1,080	$993	$(300)	$2,627
Contingency reserve	703	-	1,585	-	2,288

Qualified statutory capital	1,557	1,080	2,578	(300)	4,915
Unearned premium reserve	877	1,045	2,298	-	4,220
Loss and loss adjustment expense reserves [3]	448	228	436	-	1,112

Total policyholders' surplus and reserves	2,882	2,353	5,312	(300)	10,247
Present value of installment premium [4]	539	255	691	-	1,485
Standby line of credit/stop loss	200	200	498	-	898

Total claims paying resources	$3,621	$2,808	$6,501	$(300)	$12,630

Net par outstanding [5]	$118,898	$137,779	$343,619	$(1,453)	$598,843
Net debt service outstanding [5]	$171,037	$221,452	$516,080	$(3,438)	$905,131
Ratios:
Net par outstanding to qualified statutory capital	76:1	128:1	133:1		122:1
Capital ratio [6]	110:1	205:1	200:1		184:1
Financial resources ratio [7]	47:1	79:1	79:1		72:1

1. Assured Guaranty Re Ltd. ("AG Re") numbers are the Company's estimate of U.S. statutory as this company files Bermuda statutory financial statements.

2. In 2009, Assured Guaranty Corp. ("AGC") issued a $300.0 million note payable to Assured Guaranty Municipal Corp. ("AGM"). Net par and net debt service outstanding eliminations represent second-to-pay policies between Assured Guaranty's insurance subsidiaries.

3. Reserves are reduced by approximately $1.5 billion for benefit related to representation and warranty recoverables.

4. Includes financial guaranty insurance and credit derivatives.

5. Net par outstanding and net debt service outstanding are presented on a statutory basis. Under statutory accounting, such amounts would be reduced both when an outstanding issue is legally defeased (i.e., the rights and interests of bondholders and their lien on pledged revenues or other security are terminated in accordance with bond documentation) and when such issue is economically defeased (i.e., bond documentation does not provide a procedure for termination of such rights, interests and lien other than through payment of all outstanding debt in full; funds are deposited in an escrow account for future payment of the debt; and if the funds deposited prove insufficient to pay the outstanding debt in full, the issuer continues to be legally obligated to make payment on such debt).

6. The capital ratio is calculated by dividing net debt service outstanding by qualified statutory capital.

7. The financial resources ratio is calculated by dividing net debt service outstanding by total claims paying resources.

Assured Guaranty Ltd.
New Business Production
 (dollars in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Consolidated new business production analysis:
Present value of new business production ("PVP")
Public finance - U.S.:
Primary markets	$77.8	$99.5	$285.6	$557.1
Secondary markets	10.1	14.5	42.5	57.1
Public finance - non-U.S.
Primary markets	-	-	-	1.6
Secondary markets	-	-	0.7	0.2
Structured finance - U.S.	16.3	6.3	30.2	23.2
Structured finance - non-U.S.	0.9	0.1	3.7	1.0

Total PVP	105.1	120.4	362.7	640.2
Less: PVP of credit derivatives	-	-	-	2.4

PVP of financial guaranty insurance	105.1	120.4	362.7	637.8
Less: Financial guaranty installment premium PVP	15.8	(2.9)	33.2	25.4

Total: Financial guaranty upfront gross written premiums ("GWP")	89.3	123.3	329.5	612.4
Plus: Financial guaranty installment adjustment [1]	(128.4)	(66.9)	(107.2)	(55.1)

Total financial guaranty GWP	(39.1)	56.4	222.3	557.3
Plus: Other segment GWP	-	-	-	(0.9)

Total GWP	$(39.1)	$56.4	$222.3	$556.4

Consolidated financial guaranty gross par written:
Public finance - U.S.
Primary markets	$7,057	$6,296	$26,195	$45,793
Secondary markets	464	440	1,567	1,327
Public finance - non-U.S.
Primary markets	-	-	-	466
Secondary markets	-	-	34	90
Structured finance - U.S.	363	1,250	2,963	2,245
Structured finance - non-U.S.	-	-	-	-

Total	$7,884	$7,986	$30,759	$49,921

1. Includes the difference in management estimates for the discount rate applied to future installments compared to the discount rate used for new financial guaranty insurance accounting standard as well as the changes in estimated term for future installments and any cancellations of assumed reinsurance contracts.

Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures.

Assured Guaranty Ltd.
Financial Guaranty Gross Par Written
 (in millions)

Financial Guaranty Gross Par Written by Asset Type

	Three Months Ended December 31, 2010		Year Ended December 31, 2010
Sector:	Gross Par Written	Avg. Rating [1]	Gross Par Written	Avg. Rating [1]
U.S. public finance:
General obligation	$3,173	A	$12,860	A
Municipal utilities	1,502	A	4,751	A
Tax backed	1,309	A+	4,669	A+
Transportation	655	A	2,134	A
Higher education	685	A-	1,625	A
Healthcare	109	A-	884	A-
Housing revenue	89	AA	89	AA
Investor-owned utilities	-	-	30	A-
Other public finance	-	-	721	A

Total U.S. public finance	7,522	A	27,763	A
Non-U.S. public finance:
Total non-U.S. public finance	-	-	34	BBB

Total public finance	$7,522	A	$27,797	A

U.S. structured finance:
Consumer receivables	$-	-	$1,600	AAA
Structured credit	362	A-	362	A-
Other structure finance	-	-	1,000	AAA

Total U.S. structured finance	362	A-	2,962	AA+
Non-U.S. structured finance:
Total non-U.S. structured finance	-		-

Total structured finance	$362	A-	$2,962	AA+

Total gross par written	$7,884	A	$30,759	A

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized statistical rating organizations ("NRSROs"); however, the ratings in the above table may not be the same as ratings assigned by any such rating agency.

Please refer to the Glossary for a description of select types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures.

Assured Guaranty Ltd.
Segment Consolidation (1 of 2)
 (in millions)

	Three Months Ended December 31, 2010
	Financial Guaranty Direct	Financial Guaranty Reinsurance[3]	Other[4]	Underwriting Gain (Loss)	Consolidation of VIEs	Total
Total PVP	$105.1	$-	$-	$105.1	$-	$105.1
Statement of operations:
Net earned premiums	281.0	18.0	0.5	299.5	(13.2)	286.3
Credit derivative revenues [1]	53.8	(0.6)	-	53.2	-	53.2
Other income	39.9	-	-	39.9	-	39.9

Total underwriting revenues	374.7	17.4	0.5	392.6	(13.2)	379.4
Loss and loss adjustment expenses	99.4	26.6	-	126.0	(23.0)	103.0
Losses incurred on credit derivatives [2]	89.5	-	-	89.5	-	89.5

Total losses incurred	188.9	26.6	-	215.5	(23.0)	192.5
Amortization of deferred acquisition costs	6.2	4.8	-	11.0	-	11.0
Operating expenses	40.2	6.5	0.1	46.8	-	46.8

Total underwriting expenses	235.3	37.9	0.1	273.3	(23.0)	250.3

Underwriting gain (loss)	$139.4	$(20.5)	$0.4	$119.3

	Three Months Ended December 31, 2009 [5]
	Financial Guaranty Direct	Financial Guaranty Reinsurance[3]	Other[4]	Total
Total PVP	$120.4	$-	$-	$120.4
Statement of operations:
Net earned premiums	346.5	26.2	0.6	373.3
Credit derivative revenues [1]	54.9	0.6	-	55.5
Other income	(0.1)	-	-	(0.1)

Total underwriting revenues	401.3	26.8	0.6	428.7
Loss and loss adjustment expenses	101.2	25.5	-	126.7
Losses incurred on credit derivatives [2]	59.3	1.0	-	60.3

Total losses incurred	160.5	26.5	-	187.0
Amortization of deferred acquisition costs	3.5	9.0	0.1	12.6
Operating expenses	42.8	5.2	0.5	48.5

Total underwriting expenses	206.8	40.7	0.6	248.1

Underwriting gain (loss)	$194.5	$(13.9)	$-	$180.6

1. Includes premiums and ceding commissions.

2. Includes paid and payable losses and received and receivable recoveries.

3. Due to the timing of receiving reports prepared by Assured Guaranty's ceding companies, PVP for installment premiums, par written and par outstanding on treaty business in the Company's financial guaranty reinsurance segment are reported on a one-quarter lag.

4. Other includes the Company's former mortgage guaranty and other segments.

5. The Company has revised its definition of underwriting gain in 2010 to exclude foreign exchange revaluation gains and losses on premiums receivable. 2009 amounts are presented on a consistent basis.

Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures.

Assured Guaranty Ltd.
Segment Consolidation (2 of 2)
 (in millions)

	Year Ended December 31, 2010
	Financial Guaranty Direct	Financial Guaranty Reinsurance [3]	Other [4]	Underwriting Gain (Loss)	Consolidation of VIEs	Total
Total PVP	$362.7	$-	$-	$362.7	$-	$362.7
Statement of operations:
Net earned premiums	1,161.7	70.2	2.4	1,234.3	(47.6)	1,186.7
Credit derivative revenues [1]	210.9	(0.6)	-	210.3	-	210.3
Other income	60.5	-	-	60.5	-	60.5

Total underwriting revenues	1,433.1	69.6	2.4	1,505.1	(47.6)	1,457.5
Loss and loss adjustment expenses	406.7	75.7	0.2	482.6	(68.8)	413.8
Losses incurred on credit derivatives [2]	200.5	8.9	-	209.4	-	209.4

Total losses incurred	607.2	84.6	0.2	692.0	(68.8)	623.2
Amortization of deferred acquisition costs	16.6	17.4	0.1	34.1	-	34.1
Operating expenses	171.3	29.2	1.3	201.8	-	201.8

Total underwriting expenses	795.1	131.2	1.6	927.9	(68.8)	859.1

Underwriting gain (loss)	$638.0	$(61.6)	$0.8	$577.2

	Year Ended December 31, 2009 [5]
	Financial Guaranty Direct	Financial Guaranty Reinsurance [3]	Other [4]	Total
Total PVP	$549.4	$90.8	$-	$640.2
Statement of operations:
Net earned premiums	793.1	134.4	2.9	930.4
Credit derivative revenues [1]	168.2	2.0	-	170.2
Other income	31.3	0.1	-	31.4

Total underwriting revenues	992.6	136.5	2.9	1,132.0
Loss and loss adjustment expenses	241.9	123.8	12.1	377.8
Losses incurred on credit derivatives [2]	238.1	0.6	-	238.7

Total losses incurred	480.0	124.4	12.1	616.5
Amortization of deferred acquisition costs	16.3	37.1	0.5	53.9
Operating expenses	136.4	26.4	3.0	165.8

Total underwriting expenses	632.7	187.9	15.6	836.2

Underwriting gain (loss)	$359.9	$(51.4)	$(12.7)	$295.8

1. Includes premiums and ceding commissions.

2. Includes paid and payable losses and received and receivable recoveries.

3. Due to the timing of receiving reports prepared by Assured Guaranty's ceding companies, PVP for installment premiums, par written and par outstanding on treaty business in the Company's financial guaranty reinsurance segment are reported on a one-quarter lag.

4. Other includes the Company's former mortgage guaranty and other segments.

5. The Company has revised its definition of underwriting gain in 2010 to exclude foreign exchange revaluation gains and losses on premiums receivable. 2009 amounts are presented on a consistent basis.

Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures.

Assured Guaranty Ltd.
Financial Guaranty Direct Segment (1 of 2)
 (in millions)

	3Q-09	4Q-09	1Q-10	2Q-10	3Q-10	4Q-10	Full Year 2010
Income statement:
Net earned premiums:
Scheduled net earned premiums:
Public finance - U.S.	$69.7	$77.8	$67.6	$72.0	$74.2	$72.7	$286.5
Public finance - non-U.S.	17.9	15.4	13.0	16.8	17.7	18.3	65.8
Structured finance - U.S.	208.4	202.9	203.7	177.9	162.3	145.0	688.9
Structured finance - non-U.S.	7.6	13.1	8.7	9.4	9.8	8.5	36.4

Total scheduled net earned premiums	303.6	309.2	293.0	276.1	264.0	244.5	1,077.6
Net earned premiums from refundings and accelerations	11.1	37.3	13.6	13.8	20.2	36.5	84.1

Total net earned premiums	314.7	346.5	306.6	289.9	284.2	281.0	1,161.7
Credit derivative revenues [1]	57.0	54.9	55.0	51.7	50.4	53.8	210.9
Other income	30.1	(0.1)	18.2	2.2	0.2	39.9	60.5

Total underwriting revenues	401.8	401.3	379.8	343.8	334.8	374.7	1,433.1
Loss and loss adjustment expenses	97.2	101.2	112.3	81.6	113.4	99.4	406.7
Losses incurred on credit derivatives [2]	142.4	59.3	74.6	21.8	14.6	89.5	200.5

Total losses incurred	239.6	160.5	186.9	103.4	128.0	188.9	607.2
Amortization of deferred acquisition costs	3.0	3.5	3.8	2.7	3.9	6.2	16.6
Operating expenses	57.4	42.8	49.7	39.1	42.3	40.2	171.3

Total underwriting expenses	300.0	206.8	240.4	145.2	174.2	235.3	795.1

Underwriting gain (loss)	$101.8	$194.5	$139.4	$198.6	$160.6	$139.4	$638.0

1. Includes premiums and ceding commissions.

2. Includes paid and payable losses and received and receivable recoveries.

Assured Guaranty Ltd.
Financial Guaranty Direct Segment (2 of 2)
 (in millions)

	3Q-09	4Q-09	1Q-10	2Q-10	3Q-10	4Q-10	Full Year 2010
PVP:
Public finance - U.S.
Primary markets	$150.6	$99.5	$60.4	$72.7	$74.7	$77.8	$285.6
Secondary markets	4.3	14.5	13.9	8.7	9.8	10.1	42.5
Public finance - non-U.S.
Primary markets	-	-	-	-	-	-	-
Secondary markets	-	-	-	0.7	-	-	0.7
Structured finance - U.S.	2.3	6.3	4.5	5.7	3.7	16.3	30.2
Structured finance - non-U.S.	0.9	0.1	-	2.1	0.7	0.9	3.7

Total PVP	158.1	120.4	78.8	89.9	88.9	105.1	362.7
Less: PVP of credit derivatives GWP	-	-	-	-	-	-	-

PVP of financial guaranty GWP	158.1	120.4	78.8	89.9	88.9	105.1	362.7
Less: Present value of insurance installment premiums	4.2	(2.9)	4.5	8.0	4.9	15.8	33.2

Upfront financial guaranty GWP	153.9	123.3	74.3	81.9	84.0	89.3	329.5
Plus: Financial guaranty installment adjustment [1]	(22.3)	(45.4)	19.5	19.6	8.0	(33.8)	13.3

Financial guaranty direct GWP	$131.6	$77.9	$93.8	$101.5	$92.0	$55.5	$342.8

Gross par written[2]:
Public finance - U.S.
Primary markets	$8,338	$6,296	$5,816	$6,537	$6,785	$7,057	$26,195
Secondary markets	159	440	372	290	441	464	1,567
Public finance - non-U.S.
Primary markets	-	-	-	-	-	-	-
Secondary markets	-	-	-	34	-	-	34
Structured finance - U.S.	600	1,250	1,000	1,400	200	363	2,963
Structured finance - non-U.S.	-	-	-	-	-	-	-

Total	$9,097	$7,986	$7,188	$8,261	$7,426	$7,884	$30,759

Net par outstanding (end of period):

	3Q-09	4Q-09	1Q-10	2Q-10	3Q-10	4Q-10
Public finance - U.S.	$371,748	$372,088	$380,361	$380,749	$379,534	$382,405
Public finance - non-U.S.	37,139	37,281	36,099	34,731	36,966	38,179
Structured finance - U.S.	135,939	132,945	128,495	121,027	120,873	114,501
Structured finance - non-U.S.	33,080	33,194	31,530	29,254	30,797	28,880

Total	$577,906	$575,508	$576,485	$565,761	$568,170	$563,965

1. Includes the difference in management estimates for the discount rate applied to future installments compared to the discount rate used for new financial guaranty insurance accounting standard as well as the changes in estimated term for future installments.

2. Includes committed amount including undrawn revolvers.

Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures.

Note: AGM is included in the financial guaranty direct segment.

Assured Guaranty Ltd.
Financial Guaranty Reinsurance Segment (1 of 2)
 (in millions)

	3Q-09	4Q-09	1Q-10	2Q-10	3Q-10	4Q-10	Full Year 2010
Income statement:
Net earned premiums:
Scheduled net earned premiums	$8.3	$17.4	$16.6	$15.5	$15.7	$16.5	$64.3
Net earned premiums from refundings and accelerations	6.3	8.8	1.8	1.6	1.0	1.5	5.9

Total net earned premiums	14.6	26.2	18.4	17.1	16.7	18.0	70.2
Credit derivative revenues [1]	0.3	0.6	(0.3)	-	0.3	(0.6)	(0.6)
Other income	-	-	-	-	-	-	-

Total underwriting revenues	14.9	26.8	18.1	17.1	17.0	17.4	69.6
Loss and loss adjustment expenses	35.9	25.5	28.2	13.8	7.1	26.6	75.7
Losses incurred on credit derivatives [2]	(0.2)	1.0	1.8	6.3	0.8	-	8.9

Total losses incurred	35.7	26.5	30.0	20.1	7.9	26.6	84.6
Amortization of deferred acquisition costs	(1.8)	9.0	4.3	4.2	4.1	4.8	17.4
Operating expenses	6.3	5.2	9.4	5.8	7.5	6.5	29.2

Total underwriting expenses	40.2	40.7	43.7	30.1	19.5	37.9	131.2

Underwriting gain (loss)	$(25.3)	$(13.9)	$(25.6)	$(13.0)	$(2.5)	$(20.5)	$(61.6)

1. Includes premiums and ceding commissions.

2. Includes paid and payable losses and received and receivable recoveries.

Assured Guaranty Ltd.
Financial Guaranty Reinsurance Segment 1 (2 of 2)
 (in millions)

	3Q-09	4Q-09	1Q-10	2Q-10	3Q-10	4Q-10	Full Year 2010
PVP:
Public finance - U.S.
Primary markets	$-	$-	$-	$-	$-	$-	$-
Secondary markets	-	-	-	-	-	-	-
Public finance - non-U.S.							-
Primary markets	-	-	-	-	-	-	-
Secondary markets	-	-	-	-	-	-	-
Structured finance - U.S.	-	-	-	-	-	-	-
Structured finance - non-U.S.	-	-	-	-	-	-	-

Total PVP	-	-	-	-	-	-	-
Less: PVP of credit derivatives GWP	-	-	-	-	-	-	-

PVP of financial guaranty GWP	-	-	-	-	-	-	-
Less: Present value of financial guaranty installment premiums	-	-	-	-	-	-	-

Upfront financial guaranty GWP	-	-	-	-	-	-	-
Plus: Financial guaranty installment adjustment [2]	(7.5)	(21.5)	(1.7)	(9.8)	(14.4)	(94.6)	(120.5)

Financial guaranty reinsurance GWP	$(7.5)	$(21.5)	$(1.7)	$(9.8)	$(14.4)	$(94.6)	$(120.5)

Gross par written	$-	$-	$-	$-	$-	$-	$-

Net par outstanding (end of period):

	3Q-09	4Q-09	1Q-10	2Q-10	3Q-10	4Q-10
Public finance - U.S.	$53,137	$50,990	$49,751	$49,125	$47,050	$44,591
Public finance - non-U.S.	6,088	5,494	5,307	4,842	5,159	2,564
Structured finance - U.S.	6,244	5,356	5,049	4,928	4,806	4,255
Structured finance - non-U.S.	3,255	3,074	2,873	2,858	2,887	1,756

Total	$68,724	$64,914	$62,980	$61,753	$59,902	$53,166

1. Due to the timing of receiving reports prepared by Assured Guaranty's ceding companies, PVP for installment premiums, par written and par outstanding on treaty business in the Company's financial guaranty reinsurance segment are reported on a one-quarter lag.

2. Includes the difference in management estimates for the discount rate applied to future installments compared to the discount rate used for new financial guaranty insurance accounting standard as well as the changes in estimated term for future installments and any cancellations of assumed reinsurance contracts.

Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures.

Note: AGM is included in the financial guaranty direct segment.

Assured Guaranty Ltd.
Investment Portfolio, Available-For-Sale
As of December 31, 2010
 (dollars in millions)

	Amortized Cost	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income [1]
Investment portfolio, available-for-sale:
Fixed maturity securities:
U.S. Treasury securities and obligations of U.S. government agencies	$502.6	2.86%	2.19%	$524.5	$14.4
Agency obligations	497.7	3.25%	2.73%	523.7	16.2
Foreign government securities	349.5	3.07%	2.00%	348.6	10.7
Obligations of states and political subdivisions	2,970.3	4.11%	3.87%	2,984.5	122.1
Insured obligations of state and political subdivisions [2]	1,951.7	4.82%	4.56%	1,975.4	94.1
Corporate securities	980.1	3.65%	3.00%	992.5	35.8
Mortgage-backed securities ("MBS") [3]:
Residential MBS ("RMBS")	1,173.6	5.07%	4.30%	1,184.1	59.5
Commercial MBS ("CMBS")	365.7	4.70%	4.06%	379.1	17.2
Asset-backed securities [4]	498.2	2.74%	2.03%	502.9	13.7

Total fixed maturity securities	9,289.4	4.13%	3.67%	9,415.3	383.7
Short-term investments	1,031.3	0.15%	0.10%	1,031.6	1.6

Total	$10,320.7	3.73%	3.31%	$10,446.9	$385.3

	Fair Value	%
Ratings [5]:
U.S. Treasury securities and obligations of U.S. government agencies	$524.5	5.6%
Agency obligations	523.7	5.6%
AAA/Aaa	3,049.2	32.4%
AA/Aa	3,388.5	36.0%
A/A	1,383.9	14.7%
BBB	165.8	1.8%
Below investment grade ("BIG") [6]	196.6	2.1%
Not rated [6]	183.1	1.8%

Total fixed maturity securities available for sale	$9,415.3	100.0%

Duration of available-for-sale investment portfolio (in years):		5.0

Average ratings of available-for-sale investment portfolio		AA

1. Represents annualized investment income based on amortized cost and pre-tax book yields.

2. Reflects obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by Standard & Poor's Rating Services ("S&P") or Moody's Investors Service, Inc. ("Moody's") average A+. Includes $321.7 million insured by AGC and AGM.

3. $0.1 million is U.S. subprime RMBS, which has an average rating of AAA.

4. Contains no collateralized debt obligations ("CDOs") of asset-backed securities ("ABS").

5. Ratings are represented by the lower of the Moody's and S&P classifications except for bonds purchased for loss mitigation or risk management strategies which use internal ratings classifications.

6. Included in the investment portfolio are securities purchased or obtained as part of loss mitigation or other risk management strategies of $779.9 million in par with carrying value of $322.1 million.

Assured Guaranty Ltd.
Estimated Net Exposure Amortization 1 and Estimated Future Net Premium and Credit Derivative Revenues
 (in millions)

			Financial Guaranty Insurance [2]
	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Expected PV Net Earned Premiums	Accretion of Discount	Future Net Premiums Earned	Future Credit Derivative Revenues [3]	Total
2010 (as of December 31)		$927,143
2011	$65,534	861,609	$724.1	$31.7	$755.8	$168.3	$924.1
2012	69,540	792,069	578.3	29.4	607.7	137.2	744.9
2013	63,888	728,181	501.7	27.3	529.0	102.8	631.8
2014	65,129	663,052	448.3	25.4	473.7	72.2	545.9
2015	54,769	608,283	399.1	23.6	422.7	50.6	473.3
2011-2015	318,860	608,283	2,651.5	137.4	2,788.9	531.1	3,320.0
2016-2020	202,499	405,784	1,492.4	94.5	1,586.9	127.4	1,714.3
2021-2025	157,591	248,193	934.2	63.5	997.7	68.8	1,066.5
2026-2030	108,062	140,131	575.6	39.3	614.9	52.1	667.0
After 2030	140,131	-	608.3	32.8	641.1	86.6	727.7

Total	$927,143		$$6,262.0	$367.5	$6,629.5	$866.0	$7,495.5

1. Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of December 31, 2010. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations and because of management's assumptions on structured finance amortization. obligations.

2. See page 19 for "Present Value of Financial Guaranty Insurance Net Loss to be Expensed."

3. Excludes contracts with credit impairment.

Assured Guaranty Ltd.
Expected Amortization of U.S. and Non-U.S. Structured Finance Net Par Outstanding
 (in millions)

	Estimated Net Par Amortization
	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products [1]	Other Structured Finance	Total	Estimated Ending Net Par Outstanding
Structured finance net par amortization:
2010 (as of December 31)						$149,392
2011	$9,532	$5,442	$640	$5,119	$20,733	128,659
2012	14,773	4,021	1,140	4,849	24,783	103,876
2013	15,850	3,041	886	2,221	21,998	81,878
2014	19,682	2,246	679	1,640	24,247	57,631
2015	9,367	1,761	368	4,251	15,747	41,884
2011-2015	69,204	16,511	3,713	18,080	107,508	41,884
2016-2020	14,155	4,916	502	3,805	23,378	18,506
2021-2025	2,621	2,012	648	1,812	7,093	11,413
2026-2030	426	704	614	532	2,276	9,137
After 2030	3,588	987	1,354	3,208	9,137	-

Total structured finance	$89,994	$25,130	$6,831	$27,437	$149,392

1. See Glossary for description of financial products.

Assured Guaranty Ltd.
Present Value ("PV") of Financial Guaranty Insurance Net Loss to be Expensed
 (in millions)

Net Expected Loss to be Expensed [1]
Financial guaranty insurance losses to be expensed:
2011 (January 1 - March 31)	$51.5
2011 (April 1 - June 30)	42.2
2011 (July 1 - September 30)	33.9
2011 (October 1 - December 31)	28.6
2012	84.6
2013	78.7
2014	68.6
2015	54.7
2011-2015	442.8
2016-2020	184.5
2021-2025	95.0
2026-2030	54.8
After 2030	54.2

Total expected PV of net loss to be expensed	831.3
Discount	771.0

Total future value	$1,602.3

1. The expected present value of net loss to be expensed is discounted by weighted-average risk free rates ranging from 0% to 5.34%.

Assured Guaranty Ltd.
Financial Guaranty Profile (1 of 3)
As of December 31, 2010
 (in millions)

Net Par Outstanding and Average Rating by Asset Type

	Financial Guaranty Direct	Financial Guaranty Reinsurance	Consolidated
	Net Par Outstanding	Net Par Outstanding	Net Par Outstanding	Avg. Rating [1]
U.S. public finance:
General obligation	$166,631	$15,168	$181,799	A+
Tax backed	73,892	9,511	83,403	A+
Municipal utilities	64,544	5,522	70,066	A
Transportation	31,126	5,847	36,973	A
Healthcare	20,294	1,298	21,592	A
Higher education	13,157	2,530	15,687	A+
Housing	6,250	312	6,562	AA-
Infrastructure finance	2,367	1,725	4,092	BBB+
Investor-owned utilities	162	1,343	1,505	A-
Other public finance	3,982	1,335	5,317	A-

Total U.S. public finance	382,405	44,591	426,996	A+
Non-U.S. public finance:
Infrastructure finance	14,984	989	15,973	BBB
Regulated utilities	12,517	1,461	13,978	BBB+
Pooled infrastructure	3,432	-	3,432	AA
Other public finance	7,246	114	7,360	AA-

Total non-U.S. public finance	38,179	2,564	40,743	A-

Total public finance	$420,584	$47,155	$467,739	A

U.S. structured finance:
Pooled corporate obligations	$66,606	$778	$67,384	AAA
RMBS	24,778	352	25,130	BB
CMBS and other commercial real estate related exposures	6,714	370	7,084	AAA
Financial products [2]	6,831	-	6,831	AA-
Consumer receivables	4,907	1,166	6,073	AA-
Commercial receivables	1,291	848	2,139	BBB+
Structured credit	1,361	368	1,729	BBB
Insurance securitizations	1,247	337	1,584	A+
Other structured finance	766	36	802	A-

Total U.S. structured finance	114,501	4,255	118,756	AA-
Non-U.S. structured finance:
Pooled corporate obligations	21,928	682	22,610	AAA
RMBS	3,384	10	3,394	AA+
Commercial receivables	794	935	1,729	A-
Structured credit	1,140	127	1,267	BBB
Insurance securitizations	964	-	964	CCC-
CMBS and other commercial real estate related exposures	251	-	251	AAA
Other structured finance	419	2	421	Super Senior

Total non-U.S. structured finance	28,880	1,756	30,636	AA+

Total structured finance	$143,381	$6,011	$149,392	AA

Total net par outstanding	$563,965	$53,166	$617,131	A+

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency.

2. See the Glossary for a description of financial products.

Please refer to the Glossary for a description of select types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures.

Assured Guaranty Ltd.
Financial Guaranty Profile (2 of 3)
 (dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	As of December 31, 2010
	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Consolidated
Ratings [1]:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
Super senior	$-	0.0%	$1,420	3.5%	$21,837	18.4%	$7,882	25.7%	$31,139	5.0%
AAA	5,784	1.4%	1,378	3.4%	45,067	37.9%	13,573	44.3%	65,802	10.7%
AA	161,906	37.9%	1,330	3.3%	17,355	14.6%	1,969	6.4%	182,560	29.6%
A	214,199	50.2%	12,482	30.6%	6,396	5.4%	1,873	6.1%	234,950	38.1%
BBB	41,948	9.8%	22,338	54.8%	7,543	6.4%	4,045	13.2%	75,874	12.3%
BIG	3,159	0.7%	1,795	4.4%	20,558	17.3%	1,294	4.3%	26,806	4.3%

Total net par outstanding	$426,996	100.0%	$40,743	100.0%	$118,756	100.0%	$30,636	100.0%	$617,131	100.0%

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure on its internal rating scale has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

Assured Guaranty Ltd.
Financial Guaranty Profile (3 of 3)
 (dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio as of December 31, 2010

	Net Par Outstanding	% of Total
U.S.:
Public finance:
California	$59,699	9.7%
New York	35,397	5.7%
Texas	31,629	5.1%
Pennsylvania	31,162	5.0%
Florida	26,759	4.3%
Illinois	26,077	4.2%
New Jersey	18,073	2.9%
Michigan	16,737	2.7%
Washington	12,568	2.0%
Massachusetts	12,473	2.0%
Other states	156,422	25.5%

Total public finance	426,996	69.1%
Structured finance (multiple states)	118,756	19.3%

Total U.S.	545,752	88.4%

Non-U.S.:
United Kingdom	27,058	4.4%
Australia	9,224	1.5%
Canada	4,486	0.7%
France	2,555	0.4%
Italy	2,021	0.3%
Other	26,035	4.3%

Total non-U.S.	71,379	11.6%

Total net par outstanding	$617,131	100.0%

Assured Guaranty Ltd.
Direct Pooled Corporate Obligations Profile
 (dollars in millions)

Distribution of Financial Guaranty Direct Pooled Corporate Obligations by Ratings as of December 31, 2010

Ratings [1]:	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement [2]	Avg. Current Credit Enhancement [2]
Super Senior	$23,728	26.8%	31.2%	29.1%
AAA	50,735	57.3%	28.8%	28.6%
AA	6,150	6.9%	39.7%	35.1%
A	722	0.8%	40.5%	37.5%
BBB	4,151	4.7%	30.5%	23.8%
BIG	3,048	3.5%	45.3%	21.5%

Total exposures	$88,534	100.0%	30.9%	28.8%

Distribution of Financial Guaranty Direct Pooled Corporate Obligations by Asset Class as of December 31, 2010

Asset class:	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement [2]	Avg. Current Credit Enhancement [2]	Avg. Rating [1]
CBOs/CLOs[3]	$53,027	59.9%	31.0%	29.7%	AAA
Synthetic investment grade pooled corporates	14,903	16.8%	19.2%	17.6%	AAA
Synthetic high yield pooled corporates	7,316	8.3%	39.4%	34.6%	AAA
Market value CDOs of corporates	5,544	6.3%	35.4%	42.3%	AAA
Trust preferred – banks and insurance [4]	3,557	4.0%	47.0%	32.6%	BBB-
Trust preferred – U.S. mortgage and REITs [4] [5]	2,346	2.6%	50.0%	32.8%	BB
Trust preferred – European mortgage and REITs [4] [5]	928	1.0%	36.7%	33.3%	BBB-
Other pooled corporates	913	1.1%	24.5%	19.4%	A-

Total exposures	$88,534	100.0%	30.9%	28.8%	AAA

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure on its internal rating scale has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

2. "Average Credit Enhancement" is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty's exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown above do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Data is obtained from third-party sources such as trustee reports and may be subject to misstatement or correction.

3. CBOs (collateralized bond obligation)/CLOs (collateralized loan obligation) are largely non-investment grade/high yield collateral.

4. Prior to fourth quarter 2010, the ratio of average current credit enhancement for Trust Preferred Pooled Corporate Obligations was based on the value of the collateral as reported by the trustees, which for non-performing or low-rated collateral varied by transaction in accordance with the individual transaction documents. Beginning fourth quarter 2010, Assured Guaranty has made the measure consistent across transactions, assigning a value of 100% of the par to all performing securities, applying a standard haircut for restructured performing collateral, assigning recovery assumptions for defaulted collateral by collateral type, and making additional negative adjustments for transactions where the notional amount of interest rate hedges materially exceeds the amount of performing collateral requiring hedges.

5. REITs are real estate investment trusts.

Assured Guaranty Ltd.
Consolidated U.S. RMBS Profile
 (dollars in millions)

Distribution of U.S. RMBS by Rating 1 and by Segment as of December 31, 2010

Ratings [1]:	Direct Net Par Outstanding	%	Reinsurance Net Par Outstanding	%	Total Net Par Outstanding	%
AAA	$2,843	11.5%	$29	8.2%	$2,872	11.4%
AA	2,522	10.2%	52	14.8%	2,574	10.2%
A	1,460	5.9%	51	14.5%	1,511	6.0%
BBB	1,781	7.2%	37	10.5%	1,818	7.2%
BIG	16,172	65.2%	183	52.0%	16,355	65.2%

Total exposures	$24,778	100.0%	$352	100.0%	$25,130	100.0%

Distribution of U.S. RMBS by Rating 1 and Type of Exposure as of December 31, 2010

Ratings:	Prime First Lien [2]	Closed End Seconds	HELOC [3]	Alt-A First Lien	Alt-A Option ARMs	Subprime First Lien	Net Interest Margin	Total Net Par Outstanding
AAA	$10	$0	$436	$100	$87	$2,238	$-	$2,872
AA	167	33	264	216	29	1,865	0	2,574
A	22	1	12	104	127	1,245	-	1,511
BBB	26	-	18	1,056	111	585	23	1,818
BIG	624	1,131	4,000	4,657	2,859	2,931	152	16,355

Total exposures	$849	$1,164	$4,730	$6,134	$3,214	$8,864	$175	$25,130

Distribution of U.S. RMBS by Year Insured 4 and Type of Exposure as of December 31, 2010

Year insured:	Prime First Lien	Closed End Seconds	HELOC	Alt-A First Lien	Alt-A Option ARMs	Subprime First Lien	Net Interest Margin	Total Net Par Outstanding
2004 and prior	$61	$1	$352	$129	$51	$1,616	$0	$2,211
2005	182	-	1,051	691	149	388	0	2,460
2006	138	457	1,451	489	819	3,802	87	7,244
2007	468	706	1,875	3,086	2,084	2,971	88	11,279
2008	-	-	-	1,739	109	87	-	1,935

Total exposures	$849	$1,164	$4,730	$6,134	$3,214	$8,864	$175	$25,130

Distribution of U.S. RMBS by Rating 1 and Year Insured 4 as of December 31, 2010

Year insured:	AAA Rated	AA Rated	A Rated	BBB Rated	BIG Rated	Total
2004 and prior	$1,455	$91	$125	$168	$371	$2,211
2005	188	100	101	124	1,947	2,460
2006	931	1,763	1,131	117	3,302	7,244
2007	293	453	44	630	9,860	11,279
2008	5	167	109	779	874	1,935

Total exposures	$2,872	$2,574	$1,511	$1,818	$16,355	$25,130

% of total	11.4%	10.2%	6.0%	7.2%	65.2%	100.0%

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency.

2. Includes primarily Prime First Lien plus an insignificant amount of other miscellaneous RMBS transactions.

3. Home equity line of credit ("HELOC") securitizations.

4. Assured Guaranty has not insured any U.S. RMBS transactions since 2008.

Assured Guaranty Ltd.
Financial Guaranty Direct U.S. RMBS Profile (1 of 2)
 (dollars in millions)

Distribution of Financial Guaranty Direct U.S. RMBS Insured January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of December 31, 2010  1

U.S. Prime First Lien  2

Year insured:	Net Par Outstanding	Pool Factor [3]	Subordination [4]	Cumulative Losses [5]	60+ Day Delinquencies [6]	Number of Transactions
2005	$178	50.8%	5.1%	1.0%	8.6%	6
2006	138	64.4%	8.1%	0.0%	14.9%	1
2007	468	62.9%	10.3%	2.4%	14.7%	1
2008	-	-	-	-	-	-

	$784	60.4%	8.8%	1.6%	13.3%	8

U.S. Closed End Seconds

Year insured:	Net Par Outstanding	Pool Factor	Subordination [7]	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$-	-	-	-	-	-
2006	445	20.4%	-	56.4%	14.8%	2
2007	706	25.4%	-	61.3%	13.5%	10
2008	-	-	-	-	-	-

	$1,151	23.5%	-	59.4%	14.0%	12

U.S. HELOC

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$997	20.9%	2.5%	12.7%	11.9%	6
2006	1,424	34.1%	2.0%	28.9%	11.3%	7
2007	1,875	49.1%	3.2%	26.1%	7.1%	9
2008	-	-	-	-	-	-

	$4,296	37.6%	2.6%	23.9%	9.7%	22

U.S. Alt-A First Lien

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$688	40.5%	11.7%	4.7%	20.1%	21
2006	489	48.0%	0.5%	13.3%	38.9%	7
2007	3,086	60.0%	7.2%	9.2%	34.3%	12
2008	1,739	55.5%	26.3%	9.4%	30.9%	5

	$6,002	55.5%	12.7%	9.1%	32.0%	45

1. For this release, net par outstanding is based on values as of December 31, 2010. All performance information such as pool factor, subordination, cumulative losses and delinquency is based on December 31, 2010 information obtained from Intex, Bloomberg, and/or provided by the trustee and may be subject to restatement or correction.

2. Includes primarily Prime First Lien plus an insignificant amount of other miscellaneous MBS transactions.

3. Pool factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

4. Represents the sum of subordinate tranches and over-collateralization, expressed as a percentage of total transaction size and does not include any benefit from excess interest collections that may be used to absorb losses.

5. Cumulative losses are defined as net charge-offs on the underlying loan collateral divided by the original collateral balance.

6. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned ("REO") divided by current collateral balance.

7. Many of the CES transactions insured by the Company have unique structures whereby the collateral may be written down for losses without a corresponding write-down of the obligations insured by the Company. Many of these transactions are currently under-collateralized, with the principal amount of collateral being less than the principal amount of the obligation insured by the Company. The Company is not required to pay principal shortfalls until legal maturity (rather than making timely principal payments), and takes the under-collateralization into account when estimating expected losses for these transactions.

Assured Guaranty Ltd.
Financial Guaranty Direct U.S. RMBS Profile (2 of 2)
 (dollars in millions)

Distribution of Financial Guaranty Direct U.S. RMBS Insured January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of December 31, 2010 1

U.S. Alt-A Option ARMs

Year insured:	Net Par Outstanding	Pool Factor[2]	Subordination [3]	Cumulative Losses [4]	60+ Day Delinquencies [5]	Number of Transactions
2005	$139	29.0%	8.9%	7.8%	37.8%	4
2006	813	55.0%	4.5%	11.9%	52.0%	7
2007	2,084	60.3%	5.0%	11.8%	40.6%	11
2008	109	62.2%	49.4%	8.1%	35.1%	1

	$3,146	57.6%	6.6%	11.5%	43.2%	23

U.S. Subprime First Lien

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$378	36.0%	48.2%	5.1%	41.9%	7
2006	3,795	25.5%	61.5%	13.7%	41.1%	4
2007	2,971	58.7%	26.5%	13.6%	49.0%	13
2008	82	71.2%	32.9%	7.1%	34.2%	1

	$7,226	40.2%	46.1%	13.1%	44.3%	25

1. For this release, net par outstanding is based on values as of December 31, 2010. All performance information such as pool factor, subordination, cumulative losses and delinquency is based on December 31, 2010 information obtained from Intex, Bloomberg, and/or provided by the trustee and may be subject to restatement or correction.

2. Pool factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

3. Represents the sum of subordinate tranches and over-collateralization, expressed as a percentage of total transaction size and does not include any benefit from excess interest collections that may be used to absorb losses.

4. Cumulative losses are defined as net charge-offs on the underlying loan collateral divided by the original collateral balance.

5. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or REO divided by current collateral balance.

Assured Guaranty Ltd.
Financial Guaranty Direct U.S. Commercial Real Estate Profile
 (dollars in millions)

Distribution of Financial Guaranty Direct U.S. CMBS Insured January 1, 2005 or Later by Exposure Type, Internal Rating1, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of December 31, 20102

U.S. CMBS

Rating:	Net Par Outstanding	Pool Factor[3]	Subordination [4]	Cumulative Losses [5]	60+ Day Delinquencies [6]	Number of Transactions
Super senior	$4,174	88.1%	31.4%	0.7%	8.3%	183
AAA	253	82.3%	27.2%	0.4%	12.8%	9
AA	700	85.3%	14.1%	0.9%	7.3%	29
A	464	76.1%	12.9%	0.8%	9.0%	11
BBB	-	-	-	-	-	-
BIG	-	-	-	-	-	-

Total exposures	$5,591	86.5%	27.5%	0.7%	8.4%	232

CDOs of U.S. Commercial Real Estate and CMBS7

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement [8]	Avg. Current Credit Enhancement [8]
CDOs of commercial real estate	$664	60.0%	49.8%	50.4%
CDOs of CMBS[9]	442	40.0%	30.4%	47.9%

Total exposures	$1,106	100.0%	42.0%	49.4%

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure on its internal rating scale has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

2. For this release, net par outstanding is based on values as of December 31, 2010. All performance information such as pool factor, subordination, cumulative losses and delinquency is based on December 31, 2010 information obtained from Intex, Trepp LLC, and/or provided by the trustee and may be subject to restatement or correction.

3. Pool factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

4. Represents the sum of subordinate tranches, over-collateralization and any first loss deductible, expressed as a percentage of total transaction size and does not include any benefit from excess interest collections that may be used to absorb losses.

5. Cumulative losses are defined as net charge-offs on the underlying loan collateral divided by the original pool balance.

6. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or REO and any matured non-performing loans divided by current collateral balance.

7. Represents other U.S. Commercial Real Estate not included in the table above.

8. "Average Credit Enhancement" is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured's exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown above do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Data is obtained from third-party sources such as trustee reports and may be subject to misstatement or correction.

9. Relates to vintages 2003 and prior.

Assured Guaranty Ltd.
Direct U.S. Consumer Receivables Profile
 (dollars in millions)

Distribution of Direct U.S. Consumer Receivables by Rating 1 as of December 31, 2010

Rating:	Credit Cards	Student Loans	Manufactured Housing	Auto	Total Net Par Outstanding
Super senior	$1,150	$-	$-	$-	$1,150
AAA	-	1,261	78	30	1,369
AA	-	-	45	1,098	1,143
A	-	-	-	507	507
BBB	89	-	-	487	576
BIG	-	-	162	-	162

Total exposures	$1,239	$1,261	$285	$2,122	$4,907

Average rating [1]	AAA	AAA	A-	A+	AA+
Avg. initial credit enhancement [2]	50.8%	7.2%	27.5%	13.1%	21.9%
Avg. current credit enhancement [2]	53.6%	8.6%	26.1%	33.0%	31.5%

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure on its internal rating scale has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

2. "Average Credit Enhancement" is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty's exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown above do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Data is obtained from third-party sources such as trustee reports and may be subject to misstatement or correction.

Assured Guaranty Ltd.
Below Investment Grade Exposures (1 of 5)
As of December 31, 2010
 (in millions)

BIG Exposures by Asset Exposure Type	Net Par Outstanding [1]
U.S. public finance:
General obligation	$882
Municipal utilities	541
Tax backed	430
Healthcare	333
Transportation	162
Infrastructure finance	61
Higher education	21
Housing	8
Other public finance	721

Total U.S. public finance	3,159
Non-U.S. public finance:
Infrastructure finance	1,506
Municipal finance	289

Total non-U.S. public finance	1,795

Total public finance	$4,954

U.S. structured finance:
RMBS	$16,355
Pooled corporate obligations	2,976
Consumer receivables	425
Structured credit	399
Commercial receivables	240
Other structured finance	163

Total U.S. structured finance	20,558

Non-U.S. structured finance:
Insurance securitizations	923
Pooled corporate obligations	355
Commercial receivables	16

Total non-U.S. structured finance	1,294

Total structured finance	$21,852

Total BIG net par outstanding	$26,806

1. As of December 31, 2010, securities purchased for loss mitigation purposes represented $489.3 million of gross par outstanding. In addition, under the terms of certain credit derivative contracts, the Company has obtained the underlying collateral of transactions and recorded it in invested assets in the consolidated balance sheets. Such amounts totaled $251.8 million in gross par outstanding. The amounts are included in the table above.

Please refer to the Glossary for a description of select types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures.

Assured Guaranty Ltd.
Below Investment Grade Exposures (2 of 5)
 (dollars in millions)

Net Par Outstanding by BIG Category 1

	Financial Guaranty Insurance and Credit Derivatives Surveillance Categories
	December 31, 2010 [2]	December 31, 2009
Category 1
U.S. public finance	$1,958	$1,761
Non-U.S. public finance	1,794	600
U.S. structured finance	4,717	4,275
Non-U.S. structured finance	293	2

Total Category 1	8,762	6,638
Category 2
U.S. public finance	282	719
Non-U.S. public finance	1	4
U.S. structured finance	8,818	9,913
Non-U.S. structured finance	2	3

Total Category 2	9,103	10,639
Category 3
U.S. public finance	919	647
Non-U.S. public finance	-	40
U.S. structured finance	7,023	6,202
Non-U.S. structured finance	999	1,000

Total Category 3	8,941	7,889

BIG Total	$26,806	$25,166

1. Assured Guaranty's surveillance department is responsible for monitoring our portfolio of credits and maintains a list of BIG credits. During the fourth quarter of 2010 the Company revised the definitions of the three BIG surveillance categories to more closely track its view of whether a transaction is expected to experience a loss, without regard to whether the probability weighted expected loss exceeded the unearned premium reserve. While the revisions resulted in a number of transactions moving between BIG categories, the Company estimates that the revisions had a relatively small impact on the totals in each category. BIG Category 1: Below investment grade transactions showing sufficient deterioration to make lifetime losses possible, but for which none are currently expected. Transactions on which claims have been paid but are expected to be fully reimbursed (other than investment grade transactions on which only liquidity claims have been paid) are in this category. BIG Category 2: Below investment grade transactions for which lifetime losses are expected but for which no claims (other than liquidity claims) have yet been paid. BIG Category 3: Below investment grade transactions for which lifetime losses are expected and on which claims (other than liquidity claims) have been paid. Transactions remain in this category when claims have been paid and only a recoverable remains.

2. As of December 31, 2010, securities purchased for loss mitigation purposes represented $489.3 million of gross par outstanding. In addition, under the terms of certain credit derivative contracts, the Company has obtained the underlying collateral of transactions and recorded it in invested assets in the consolidated balance sheets. Such amounts totaled $251.8 million in gross par outstanding. These amounts are included in the table above.

Assured Guaranty Ltd.
Below Investment Grade Exposures (3 of 5)
As of December 31, 2010
 (dollars in millions)

Public Finance BIG Exposures Greater Than $50 Million

Name or description	Net Par Outstanding	Internal Rating [1]
U.S. public finance:
Jefferson County Alabama Sewer	$513	D
Detroit (City of) Michigan	414	BB
Jefferson County Alabama School Sales Tax Limited Obligation	177	BB
Detroit (City of) School District Michigan	165	BB
Guaranteed Student Loan transaction	163	B
San Joaquin Hills California Transportation	162	BB
St. Barnabas Health System - New Jersey	147	BB
Guaranteed Student Loan transaction	136	CCC
Orlando Tourist Development Tax - Florida	118	BB+
Mashantucket Pequot Tribe, Connecticut	107	B
Reading (City of) Pennsylvania	106	BB
Harrisburg (City of) Pennsylvania General Obligation	93	B-
Puerto Rico Public Finance Corporation - Commonwealth Appropriation	88	BB+
Guaranteed Student Loan transaction	75	B
Guaranteed Student Loan transaction	62	BB
Guaranteed Student Loan transaction	59	BB

Total	$2,585
Non-U.S. public finance:
Reliance Rail Finance Pty. Limited	821	BB
Cross City Tunnel Motorway Finance Limited	301	BB
Hellenic Republic	289	BB+
Aeroporti Di Roma (ADR) Romulus Finance S.R.L. (Rome Airport)	253	BB
Alte Liebe I Limited (Wind Farm)	105	BB

Total	$1,769

Total	$4,354

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency.

Assured Guaranty Ltd.
Below Investment Grade Exposures (4 of 5)
As of December 31, 2010
 (dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million

	Net Par Outstanding	Internal Rating [1]	Current Credit Enhancement	60+ Day Delinquencies [2]
Name or description
U.S. structured finance:
U.S. RMBS:
Deutsche Alt-A Securities Mortgage Loan 2007-2	$895	CCC	1.6%	31.6%
MABS 2007-NCW	589	B	33.3%	67.0%
Countrywide HELOC 2006-I	532	CCC	0.0%	9.1%
MASTR 2007-3	519	CCC	1.1%	55.0%
Mortgage IT Securities Corp. Mortgage Loan 2007-2	468	B	10.3%	14.7%
Private Residential Mortgage Transaction	458	B	21.8%	29.5%
Countrywide HELOC 2006-F (includes $37.8 million repurchased) [3]	440	CCC	0.0%	20.0%
Private Residential Mortgage Transaction	417	BB	21.8%	28.7%
Deutsche Alt-A Securities Mortgage Loan 2007-3	408	B	6.2%	22.1%
Private Residential Mortgage Transaction	407	CCC	24.8%	32.8%
Option One 2007-FXD2	389	CCC	17.3%	29.3%
CWALT Alternative Loan Trust 2007-HY9	373	CCC	6.4%	47.5%
Nomura Asset Accept. Corp. 2007-1 (includes $0.9 million repurchased) [3]	367	CCC	0.0%	40.6%
Private Residential Mortgage Transaction	365	B	14.7%	36.2%
Countrywide Home Equity Loan Trust 2007-D	329	CCC	0.0%	10.3%
Countrywide Home Equity Loan Trust 2005-J	327	CCC	0.0%	16.3%
AAA Trust 2007-2	321	CCC	34.5%	47.3%
Harborview 2006-12	319	BB	8.9%	58.5%
Countrywide HELOC 2005-D	300	CCC	0.0%	12.3%
Countrywide HELOC 2007-A	275	CCC	0.0%	8.1%
Countrywide 2007-13	274	B	31.4%	58.1%
MARM 2007-1 (FKA MASTR 2007-OA1) (includes $1.2 million repurchased) [3]	269	CCC	0.0%	34.3%
Terwin Mortgage Trust 2006-12SL (includes $74.0 million repurchased) [3]	251	CCC	0.0%	16.9%
Countrywide HELOC 2007-B	248	CCC	0.0%	8.9%
GMACM 2004-HE3	248	BB	0.0%	4.2%
CWABS 2007-4	220	CCC	21.9%	45.4%
FHABS 2007-HE1 HELOC	210	B	0.0%	3.2%
Terwin Mortgage Trust 2007-1SL (includes $54.1 million repurchased) [3]	206	CCC	0.0%	11.5%
Indymac 2007-H1 HELOC	199	CCC	0.0%	9.1%
Soundview 2007-WMC1	197	CCC	9.8%	72.3%
Terwin Mortgage Trust 2006-10SL (includes $33.2 million repurchased) [3]	195	CCC	0.0%	12.1%
FHABS 2006-HE2 HELOC	191	B	0.0%	3.9%
Harborview 2006-1	188	CCC	2.6%	62.1%
Harborview 2007-1	182	B	12.4%	59.5%
New Century 2005-A	166	B	20.6%	32.8%
Renaissance (DELTA) 2007-3	147	B	25.2%	35.5%
CWALT 2007-OA10 (includes $45.9 million repurchased) [3]	144	CCC	10.5%	53.7%
Countrywide HELOC 2005-C	144	CCC	0.0%	10.8%
CSAB 2006-3	141	CCC	0.0%	44.4%
Lehman Excess Trust 2007-16N	123	CCC	8.6%	43.2%
Harborview 2006-10	118	CCC	0.0%	27.9%
Flagstar HELOC 2006-2	114	CCC	22.0%	7.1%
ACE Home Equity Loan Trust 2007-SL3	113	B	0.0%	16.3%
Flagstar HELOC 2005-1	110	BB	19.9%	4.1%
Taylor Bean & Whitaker 2007-2 (includes $30.0 million repurchased) [3]	106	CCC	0.0%	30.8%
NAAC 2007-S2	102	CCC	0.0%	14.5%
American Home Mortgage Assets Trust 2007-4	99	CCC	0.0%	30.4%
CSAB 2006-2 (includes $12.2 million repurchased) [3]	92	CCC	0.8%	39.7%
Deutsche Alt-B 2006-AB1	90	CCC	2.1%	29.9%
IndyMac IMSC Mortgage Loan Trust 2007-HOA1	90	CCC	0.0%	33.1%
Private Residential Mortgage Transaction	82	BB	26.9%	33.2%
Countrywide ALTA 2005-22T	81	B	5.8%	26.5%
MASTR Asset Backed Securities Trust 2005-NC2	80	B	15.1%	39.5%
Countrywide HELOC 2006-H (includes $14.7 million repurchased) [3]	71	CCC	0.0%	19.6%
Terwin Mortgage Trust 2005-16HE	69	B	11.2%	28.2%
CSMC 2007-3	68	CCC	0.0%	34.0%
Terwin Mortgage Trust 2007-6ALT (includes $27.7 million repurchased) [3]	65	CCC	0.0%	54.6%
ACE 2007-SL1	63	CCC	0.0%	11.6%
CSAB Mortgage-Backed Trust 2007-1 (includes $12.0 million repurchased) [3]	61	CCC	0.0%	33.6%
ACE 2006-GP1	60	CCC	0.0%	9.5%
Deutsche Alt-B 2006-AB4	60	CCC	0.0%	36.6%
Terwin Mortgage Trust 2005-14HE	54	B	10.3%	26.2%
GSAA 2005-12	53	B	10.9%	23.5%
CWALT 2005-62	52	CCC	9.6%	58.0%
DSLA 2005-AR5	50	CCC	0.0%	27.8%

Total U.S. RMBS	$14,444

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency.

2. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or REO divided by net par outstanding.

3. Represents amounts of gross par which were purchased or obtained as part of loss mitigation strategies and recorded as part of the investment portfolio.

Assured Guaranty Ltd.
Below Investment Grade Exposures (5 of 5)
As of December 31, 2010
 (dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million

	Net Par Outstanding	Internal Rating [1]	Current Credit Enhancement
Name or description
U.S. structured finance:
Other:
Taberna Preferred Funding IV, LTD	$292	CCC	26.1%
Taberna Preferred Funding III, LTD	287	CCC	16.7%
Taberna Preferred Funding XVI, LTD	258	B-	7.8%
Taberna Preferred Funding II, LTD	233	CCC	21.0%
Trapeza CDO XI	231	BB	26.8%
Attentus CDO I LIMITED	230	BB	30.0%
Weinstein Film Securitization	225	BB	N/A
Alesco Preferred Funding XVII, LTD.	204	B-	15.8%
Attentus CDO II LIMITED	189	BB	26.7%
Trapeza CDO X, LTD.	177	BB	29.4%
Taberna Preferred Funding VI, LTD	152	CCC	25.7%
US Capital Funding IV, LTD	150	B-	13.4%
NRG PEAKER (includes $231.1 million repurchased) [2] [3]	143	CCC	N/A
Private Student Loan Transaction	132	CCC	N/A
Preferred Term Securities XVI, LTD.	121	B	26.5%
Synthetic High Yield Pooled Corporate CDO	114	CCC	7.7%
Private Other Non-Municipal Transaction	112	BB	N/A
Private Student Loan Transaction	106	CCC	N/A
Conseco Finance Manufactured Housing Series 2001-2	96	BB	16.7%
Greenpoint 2000-4	71	BB	13.2%
America West Airlines EETC	63	BB	N/A
CAPCO - Excess SIPC Excess of Loss Reinsurance	63	BB	N/A
Rental Car Finance Corp 2006-1	60	BB	N/A
Preferred Term Securities XVII, LTD.	57	BB	32.5%
Preferred Term Securities XX, LTD.	53	BB+	29.1%
Rental Car Finance Corp 2007-1	49	BB	N/A

Total other	$3,868

Total	$18,312
Non-U.S. structured finance:
Ballantyne RE, PLC Class A-2 Floating Rate Notes (includes $106.4 million repurchased) [2]	500	CC	N/A
Orkney Re II, Plc Series A-1 Floating Rate Notes	423	CCC	N/A
Augusta Funding Limited 05 Perpetual Note Issue	83	BB	N/A
Augusta Funding Limited 07 Perpetual Note Issue	77	BB	N/A
Synthetic High Yield Pooled Corporate CDO	76	CCC	7.7%

Total	$1,159

Total	$19,471

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency.

2. Represents amounts of gross par which were purchased or obtained as part of loss mitigation strategies and recorded as part of the investment portfolio.

3. Net par shown is net of $96 million of ceded par. The Company owns 100% of the collateral in the insured transaction.

Assured Guaranty Ltd.
Largest Exposures by Sector (1 of 4)
As of December 31, 2010
 (in millions)

50 Largest U.S. Public Finance Exposures

	Net Par Outstanding	Rating[1]
Credit name:
New Jersey (State of)	$4,475	AA-
California (State of)	3,559	BBB+
New York (State of)	3,370	AA-
Massachusetts (Commonwealth of)	3,269	AA
New York (City of) New York	3,158	AA
Chicago (City of) Illinois	2,556	AA-
Puerto Rico (Commonwealth of)	2,421	BBB-
Washington (State of)	2,420	AA-
Houston Texas Water and Sewer Authority	2,328	A+
Miami-Dade County Florida Aviation Authority - Miami International Airport	2,302	A+
Illinois (State of)	2,260	BBB+
Port Authority of New York and New Jersey	2,260	AA-
Wisconsin (State of)	2,225	AA-
Los Angeles California Unified School District	2,205	AA-
University of California Board of Regents	2,011	AA-
Massachusetts (Commonwealth of) State Sales Tax	1,976	AA
New York MTA Transportation Authority	1,930	A
Pennsylvania (Commonwealth of)	1,899	AA-
Philadelphia (City of) Pennsylvania	1,865	BBB-
New York City Municipal Water Finance Authority	1,823	AA+
Long Island Power Authority	1,815	A-
Michigan (State of)	1,720	A+
Chicago-O'Hare International Airport	1,626	A
Arizona (State of)	1,549	AA-
Miami-Dade County Florida School District	1,533	A-
Florida (State of)	1,489	AA+
Chicago Illinois Public Schools	1,480	A+
Los Angeles California Department of Water and Power - Electric Revenue Bonds	1,475	AA-
Kentucky (Commonwealth of)	1,459	AA-
Puerto Rico Highway and Transportation Authority	1,421	BBB
New Jersey Turnpike Authority	1,404	A-
Massachusetts (Commonwealth of) Water Resources	1,392	AA
New York MTA Dedicated Tax	1,388	AA-
Atlanta Georgia Water & Sewer System	1,338	BBB+
New York State Thruway - Highway Trust Fund	1,335	AA-
Hawaii (State of) Department of Hawaiian Home Lands	1,327	AA
Illinois Toll Highway Authority	1,301	AA
San Francisco Airports Commission	1,299	A
Broward County Florida School Board	1,279	AA-
Metro Washington Airport Authority	1,275	AA-
Puerto Rico Electric Power Authority	1,217	A-
Philadelphia Pennsylvania School District	1,205	A
Connecticut (State of)	1,190	AA+
District of Columbia	1,184	A+
California (State of) Department of Water Resources - Electric Power Revenue	1,146	A+
Detroit Michigan Sewer	1,137	BBB+
California State University System Trustee	1,115	AA-
Clark County Nevada School District	1,083	AA-
Orlando-Orange County Expressway Authority, Florida	1,074	A+
Houston (City of) Texas Airport System	1,058	A

Total top 50 U.S. public finance exposures	$90,626

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency.

Assured Guaranty Ltd.
Largest Exposures by Sector (2 of 4)
As of December 31, 2010
 (dollars in millions)

50 Largest U.S. Structured Finance Exposures

Credit name:	Net Par Outstanding	Rating[1]	Credit Enhancement
Fortress Credit Opportunities I, LP.	$1,302	AA	31.2%
Stone Tower Credit Funding	1,254	AAA	49.9%
Synthetic Investment Grade Pooled Corporate CDO	1,157	AAA	13.3%
Synthetic High Yield Pooled Corporate CDO	975	AA-	41.1%
Deutsche Alt-A Securities Mortgage Loan 2007-2	895	CCC	1.6%
Synthetic High Yield Pooled Corporate CDO	842	Super Senior	31.4%
Synthetic High Yield Pooled Corporate CDO	815	Super Senior	30.3%
Synthetic Investment Grade Pooled Corporate CDO	764	Super Senior	14.8%
Synthetic Investment Grade Pooled Corporate CDO	754	Super Senior	24.2%
Mizuho II Synthetic CDO	747	A	30.7%
Synthetic Investment Grade Pooled Corporate CDO	739	Super Senior	29.2%
Synthetic Investment Grade Pooled Corporate CDO	738	Super Senior	23.6%
Synthetic High Yield Pooled Corporate CDO	731	AA-	40.0%
Private Structured Credit Transaction	667	BBB+	N/A
280 Funding I	660	AAA	39.1%
Synthetic Investment Grade Pooled Corporate CDO	653	AAA	17.2%
Private Consumer Receivable Transaction	650	Super Senior	49.4%
ARES Enhanced Credit Opportunities Fund	608	AAA	42.5%
MABS 2007-NCW	589	B	33.3%
Sandelman Finance 2006-1 Limited	563	AAA	40.5%
Countrywide HELOC 2006-I	532	CCC	0.0%
MASTR 2007-3	519	CCC	1.1%
Synthetic Investment Grade Pooled Corporate CDO	514	Super Senior	14.3%
Synthetic High Yield Pooled Corporate CDO	494	AAA	46.7%
Shenandoah Trust Capital I Term Securities	484	A+	N/A
Denali CLO VII, LTD.	481	AAA	20.2%
Eastland CLO, LTD	476	Super Senior	35.8%
Mortgage IT Securities Corp. Mortgage Loan 2007-2	468	B	10.3%
Private Residential Mortgage Transaction	458	B	21.8%
Private Residential Mortgage Transaction	452	BBB-	22.0%
SLM Private Credit Student Trust 2007-A	450	AAA	11.3%
Avenue CLO V	449	AAA	21.0%
Countrywide HELOC 2006-F (includes $37.8 million repurchased) [2]	440	CCC	0.0%
Synthetic High Yield Pooled Corporate CDO	437	AAA	29.5%
Synthetic High Yield Pooled Corporate CDO	436	Super Senior	24.5%
Synthetic Investment Grade Pooled Corporate CDO	433	AAA	10.7%
LIICA Holdings, LLC	428	AA	N/A
Liberty CLO Ltd Series	421	Super Senior	36.0%
Synthetic High Yield Pooled Corporate CDO	418	AAA	34.2%
Private Residential Mortgage Transaction	417	BB	21.8%
Synthetic Investment Grade Pooled Corporate CDO	414	Super Senior	12.0%
Churchill Financial Cayman	413	AAA	37.8%
KKR Financial CLO 2007-1	409	AAA	51.4%
Deutsche Alt-A Securities Mortgage Loan 2007-3	408	B	6.2%
Private Residential Mortgage Transaction	407	CCC	24.8%
Grayson CLO	406	Super Senior	26.3%
Private Consumer Receivable Transaction	400	Super Senior	62.2%
Synthetic Investment Grade Pooled Corporate CDO	399	Super Senior	14.0%
Synthetic High Yield Pooled Corporate CDO	393	AAA	35.6%
SLM Student Loan Trust 2007-6	392	AAA	3.4%

Total top 50 U.S. structured finance exposures	$29,351

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure on its internal rating scale has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

2. Represents amounts of gross par which were purchased or obtained as part of loss mitigation strategies and recorded as part of the investment portfolio.

Assured Guaranty Ltd.
Largest Exposures by Sector (3 of 4)
As of December 31, 2010
 (in millions)

25 Largest Non-U.S. Exposures

Credit name:	Net Par Outstanding	Rating[1]
Quebec Province	$2,263	A+
Sydney Airport Finance Company	1,725	BBB
Thames Water Utility Finance PLC	1,492	A-
Essential Public Infrastructure Capital II	979	Super Senior
Fortress Credit Investments I	931	AAA
Channel Link Enterprises Finance PLC	894	BBB
Reliance Rail Finance Pty. Limited	821	BB
International AAA Sovereign Debt Synthetic CDO	821	AAA
Southern Gas Networks PLC	809	BBB
Paragon Mortgages (No.13) PLC	733	AAA
Powercor Australia LLC	713	A-
United Utilities Water PLC	711	BBB+
Japan Expressway Holding and Debt Repayment Agency	684	AA
Synthetic Investment Grade Pooled Corporate CDO	676	Super Senior
Capital Hospitals (Issuer) PLC	673	BBB-
International Infrastructure Pool	671	A-
International Infrastructure Pool	671	A-
International Infrastructure Pool	671	A-
Societe des Autoroutes du Nord et de l'est de France S.A.	659	BBB+
Artesian Finance II Plc (Southern)	650	A-
ETSA Utility Finance Pty Ltd.	577	A-
Duchess I CDO	574	BBB-
DBNGP Finance Co Pty Ltd Note Issue 1 & 2	565	BBB
Envestra Limited	553	BBB-
Synthetic Investment Grade Pooled Corporate CDO	551	Super Senior

Total top 25 non-U.S. exposures	$21,067

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure on its internal rating scale has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

Assured Guaranty Ltd.
Largest Exposures by Sector (4 of 4)
As of December 31, 2010
 (in millions)

10 Largest U.S. Residential Mortgage Servicers Exposures

Servicer:	Net Par Outstanding
Bank of America, N.A. 1	$7,942
American Home Mortgage Servicing, Inc.	2,773
GMAC Mortgage Corporation	2,387
Wells Fargo Bank, N.A.	2,200
Ocwen Loan Servicing, LLC.	1,160
JPMorgan Chase Bank	914
Specialized Loan Servicing, LLC.	899
OneWest Bank Group, LLC.	815
Select Portfolio Servicing, Inc.	502
Litton Loan Servicing LP	402

Total top 10 U.S. residential mortgage servicers exposures	$19,994

10 Largest U.S. Healthcare Exposures

	Net Par Outstanding	Rating[2]	State
Credit name:
CHRISTUS Health	$498	A+	TX
MultiCare Health System	447	A+	WA
Methodist Healthcare, TN	377	A	TN
Virtua Health - New Jersey	363	A	NJ
Meridian Health System	361	A-	NJ
Covenant Health Hospital Revenue Bonds	347	A-	TN
Iowa Health System	332	A+	IA
Bon Secours Health System Obligated Group	313	A-	MD
Asante Health System	296	A	OR
Lehigh Valley Health Network	294	A+	PA

Total top 10 U.S. healthcare exposures	$3,628

1. Includes Countrywide Home Loans Servicing LP.

2. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in the above table may not be the same as ratings assigned by any such rating agency.

Assured Guaranty Ltd.
Loss and Loss Adjustment Expense ("LAE") Reserves by Segment
 (in millions)

	As of December 31, 2010
	Financial Guaranty Direct	Financial Guaranty Reinsurance	Total Financial Guaranty	Other	Total
Financial Guaranty insurance reserves:
Gross	$418.4	$140.9	$559.3	$3.7	$563.0
Ceded	20.7	-	20.7	1.6	22.3

Net financial guaranty insurance reserves	$397.7	$140.9	$538.6	$2.1	$540.7

Salvage and subrogation recoverable:
Gross	$987.8	$44.6	$1,032.4	$-	$1,032.4
Ceded [1]	129.4	-	129.4	-	129.4

Net salvage and subrogation recoverable	$858.4	$44.6	$903.0	$-	$903.0

Credit impairment on credit derivative contracts [2]:
Case gross	$622.0	$-	$622.0	$-	$622.0
Case ceded	33.9	-	33.9	-	33.9

Case net credit derivative reserves	$588.1	$-	$588.1	$-	$588.1

Net loss and LAE reserves on financial guaranty insurance and credit derivative contracts, net of reinsurance [3]
Net loss and LAE reserves on financial guaranty contracts net of ceded reinsurance	$397.7	$140.9	$538.6
Credit impairment on credit derivative contracts	588.1	-	588.1

Net loss and LAE reserves	$985.8	$140.9	$1,126.7

1. Recorded in "reinsurance balances payable, net" on the consolidated balance sheets.

2. Credit derivative assets and liabilities recorded on the balance sheet incorporate estimates of expected losses.

3. Gross of salvage and subrogation assets.

Assured Guaranty Ltd.
Rollforward of Net Expected Loss and LAE to be Paid
As of December 31, 2010
 (in millions)

Rollforward of Net Expected Loss and LAE to be Paid for the Three Months Ended December 31, 2010

Financial Guaranty Insurance Contracts and Credit Derivatives	Expected Loss to be Paid as of September 30, 2010	Loss Development and Accretion of Discount for 4Q-10[1]	Less: Paid Losses 4Q-10	Expected Loss to be Paid as of December 31, 2010
U.S. RMBS
First lien:
Prime first lien	$0.9	$0.5	$-	$1.4
Alt-A first lien	343.5	66.6	10.3	399.8
Alt-A option ARMs	641.6	65.6	78.4	628.8
Subprime first lien	249.4	70.1	8.9	310.6

Total first lien	1,235.4	202.8	97.6	1,340.6
Second lien:
Closed end seconds	132.8	(32.4)	12.9	87.5
HELOC	(625.0)	(113.2)	67.5	(805.7)

Total second lien	(492.2)	(145.6)	80.4	(718.2)

Total U.S. RMBS	743.2	57.2	178.0	622.4
TruPS	96.7	(5.0)	1.4	90.3
Other structured finance	241.6	7.1	1.5	247.2
Public finance	66.1	17.3	(5.5)	88.9

Total	$1,147.6	$76.6	$175.4	$1,048.8

Rollforward of Net Expected Loss and LAE to be Paid for the Year Ended December 31, 2010

Financial Guaranty Insurance Contracts and Credit Derivatives	Expected Loss to be Paid as of January 1, 2010	Loss Development and Accretion of Discount for 2010 [1]	Less: Paid Losses During 2010	Expected Loss to be Paid as of December 31, 2010
U.S. RMBS
First lien:
Prime first lien	$-	$1.4	$-	$1.4
Alt-A first lien	345.4	108.0	53.6	399.8
Alt-A option ARMs	676.6	157.2	205.0	628.8
Subprime first lien	150.8	178.0	18.2	310.6

Total first lien	1,172.8	444.6	276.8	1,340.6
Second lien:
Closed end seconds	244.1	(68.8)	87.8	87.5
HELOC	(232.9)	(60.0)	512.8	(805.7)

Total second lien	11.2	(128.8)	600.6	(718.2)

Total U.S. RMBS	1,184.0	315.8	877.4	622.4
TruPS	60.3	33.6	3.6	90.3
Other structured finance	131.9	113.0	(2.3)	247.2
Public finance	131.2	10.5	52.8	88.9

Total	$1,507.4	$472.9	$931.5	$1,048.8

1. Includes the effect of changes in the Company's estimate of future recovery on representations and warranties ("R&W").

Assured Guaranty Ltd.
Financial Guaranty Insurance and Credit Derivatives U.S. RMBS R&W Benefit Development
 (dollars in millions)

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS R&W Benefit Development for the Three Months Ended December 31, 2010

	Future Net R&W Benefit at September 30, 2010	R&W Development and Accretion of Discount During 4Q-10	R&W Recovered During 4Q-10	Future Net R&W Benefit at December 31, 2010
Financial guaranty insurance:
Prime first lien	$1.0	$0.1	$-	$1.1
Alt-A first lien	84.0	(3.0)	-	81.0
Alt-A option ARMs	248.0	79.8	18.5	309.3
Subprime first lien [1]	-	26.8	-	26.8
Closed end seconds	136.0	42.2	-	178.2
HELOC	837.9	205.4	39.2	1,004.1

Total	$1,306.9	$351.3	$57.7	$1,600.5

Credit derivatives	$84.4	$(14.2)	$-	$70.2

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS R&W Benefit Development for the Year Ended December 31, 2010

	Future Net R&W Benefit at December 31, 2009	R&W Development and Accretion of Discount During 2010	R&W Recovered During 2010	Future Net R&W Benefit at December 31, 2010
Financial guaranty insurance:
Prime first lien	$-	$1.1	$-	$1.1
Alt-A first lien	64.2	16.8	-	81.0
Alt-A option ARMs	203.7	166.6	61.0	309.3
Subprime first lien [1]	-	26.8	-	26.8
Closed end seconds	76.5	101.7	-	178.2
HELOC	828.7	303.5	128.1	1,004.1

Total	$1,173.1	$616.5	$189.1	$1,600.5

Credit derivatives	$37.6	$32.6	$-	$70.2

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS Policies With R&W Benefit as of December 31, 2010 and 2009

	# of Insurance Policies as of December 31, 2010 with R&W Benefit Recorded	# of Insurance Policies as of December 31, 2009 with R&W Benefit Recorded	Outstanding Principal and Interest Policies with R&W Benefit Recorded as of December 31, 2010	Outstanding Principal and Interest Policies with R&W Benefit Recorded as of December 31, 2009
Financial guaranty insurance:
Prime first lien	1	-	$57.1	$-
Alt-A first lien	17	17	1,882.8	1,821.5
Alt-A option ARMs	11	9	1,909.8	2,437.5
Subprime first lien [1]	1	-	228.7	-
Closed end seconds	4	2	444.9	224.0
HELOC	13	11	2,969.8	4,384.5

Total	47	39	$7,493.1	$8,867.5

Credit derivatives	6	1	$3,616.5	$2,448.6

1. Includes net interest margin.

Assured Guaranty Ltd.
Financial Guaranty Direct and Reinsurance Segment Losses Incurred and Paid
As of December 31, 2010
 (in millions)

Financial Guaranty Insurance Contracts and Credit Derivatives	Total Net Par Outstanding for BIG Transactions [1]	4Q-10 Losses Incurred	2010 Losses Incurred	Net Loss and LAE Reserves [2]	Net Salvage and Subrogation Assets	Net Expected Loss to be Expensed
Financial guaranty direct and reinsurance:
First lien:
Prime first lien	$624.3	$0.4	$0.9	$1.2	$-	$-
Alt-A first lien	4,657.1	63.7	98.2	224.4	2.6	181.7
Alt-A option ARMs	2,859.3	114.9	274.6	327.4	63.0	384.2
Subprime first lien [3]	3,082.9	57.5	138.5	217.4	-	88.1

Total first lien	11,223.6	236.5	512.2	770.4	65.6	654.0
Second lien:
Closed end seconds	1,130.8	7.5	1.7	38.1	50.3	138.0
HELOC	4,000.3	(61.4)	(9.4)	7.1	841.6	172.8

Total second lien	5,131.1	(53.9)	(7.7)	45.2	891.9	310.8

Total U.S. RMBS	16,354.7	182.6	504.5	815.6	957.5	964.8
Other structured finance	5,497.1	10.3	153.4	279.0	1.4	39.1
Public finance	4,954.3	22.6	33.9	81.6	35.6	39.3

Total financial guaranty direct and reinsurance	$26,806.1	$215.5	$691.8	$1,176.2	$994.5	$1,043.2

Effect of consolidation of financial guaranty VIEs	-	(23.0)	(68.8)	(49.5)	(91.5)	(211.9)

Total	$26,806.1	$192.5	$623.0	$1,126.7	$903.0	$831.3

1. As of December 31, 2010, securities purchased for loss mitigation purposes represented $489.3 million of gross par outstanding. In addition, under the terms of certain credit derivative contracts, the Company has obtained the underlying collateral of transactions and recorded it in invested assets in the consolidated balance sheets. Such amounts totaled $251.8 million in gross par outstanding. These amounts are included in the table above.

2. Includes credit impairment on credit derivative transactions.

3. Includes net interest margin.

Assured Guaranty Ltd.
Summary Financial and Statistical Data
 (dollars in millions, except per share amounts)

	Year Ended December 31,
	2010	2009	2008	2007	2006
GAAP Summary Income Statement Data
Net earned premiums	$1,186.7	$930.4	$261.4	$159.3	$144.8
Realized gains and other settlements on credit derivatives	153.5	163.6	117.6	74.0	73.9
Net investment income	354.7	259.2	162.6	128.1	111.5
Total expenses	765.8	784.2	440.9	161.5	150.4
Income (loss) before income taxes	635.5	132.9	112.3	(463.0)	190.0
Net income (loss) attributable to Assured Guaranty Ltd.	548.9	97.2	68.9	(303.3)	159.7
Operating income	660.3	293.4	74.5	178.0	157.2
Net income (loss) attributable to Assured Guaranty Ltd. per diluted share	$2.90	$0.75	$0.77	$(4.38)	$2.13
Operating income per diluted share	$3.49	$2.27	$0.84	$2.57	$2.12

GAAP Summary Balance Sheet Data (End of Period)
Total investments and cash	$10,837.1	$11,012.5	$3,643.6	$3,147.9	$2,469.9
Total assets	20,471.5	16,802.7	4,555.7	3,762.9	2,931.6
Unearned premium reserves	6,972.9	8,400.2	1,233.7	887.2	631.0
Loss and LAE reserves	563.0	289.5	196.8	125.6	115.9
Long-term debt	1,052.9	1,066.5	347.2	347.1	347.1
Shareholders' equity attributable to Assured Guaranty Ltd.	3,798.8	3,520.5	1,926.2	1,666.6	1,650.8
Book value attributable to Assured per share	$20.67	$19.12	$21.18	$20.85	$24.44

Other Financial Information (GAAP Basis)
Net debt service outstanding (end of period)	$927,143	$958,265	$348,816	$302,413	$180,174
Gross debt service outstanding (end of period)	1,029,982	1,095,037	354,858	307,657	181,503
Net par outstanding (end of period)	617,131	640,422	222,722	200,279	132,296
Gross par outstanding (end of period)	681,248	726,929	227,164	204,809	133,303

Other Financial Information (Statutory Basis)
Net debt service outstanding (end of period)	$905,131	$942,193	$348,816	$302,413	$180,174
Gross debt service outstanding (end of period)	1,004,096	1,076,039	354,858	307,657	181,503
Net par outstanding (end of period)	598,843	626,274	222,722	200,279	132,296
Gross par outstanding (end of period)	659,765	709,786	227,164	204,809	133,303
Consolidated qualified statutory capital	4,915	4,841	2,310	2,079	1,658
Consolidated policyholders' surplus and reserves	10,247	10,409	3,652	3,040	2,374
Ratios:
Par insured to statutory capital	122:1	129:1	96:1	96:1	80:1
Capital ratio [1]	184:1	195:1	151:1	145:1	109:1
Financial resources ratio [2]	72:1	72:1	70:1	68:1	53:1
Gross debt service written:
Public finance - U.S.	$48,990	$87,940	$68,265	$66,190	$13,260
Public finance - non-U.S.	51	894	3,350	11,849	10,531
Structured finance - U.S.	2,962	2,501	13,972	42,414	28,902
Structured finance - non-U.S.	-	-	5,490	13,122	7,448

Total gross debt service written	$52,003	$91,335	$91,077	$133,575	$60,141

Net debt service written	$52,003	$91,335	$89,871	$129,872	$59,775
Net par written	30,759	49,759	55,418	84,686	50,541
Gross par written	30,759	49,921	56,140	88,117	50,892

1. The capital ratio is calculated by dividing net debt service outstanding by qualified statutory capital.

2. The financial resources ratio is calculated by dividing net debt service outstanding by total claims paying resources.

Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures.

Glossary

Below are the brief descriptions of selected types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.'s 10-K report for December 31, 2010.

General Obligation Bonds are full faith and credit bonds that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Transportation Bonds include a wide variety of revenue-supported bonds, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution's revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities.

Regulated Utilities Obligations are issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company's international regulated utility business is conducted in the UK.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of CDS obligations or credit-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations.

Other public finance: primarily includes government insured student loans, government-sponsored project finance and structured municipal which includes excess of loss reinsurance on portfolios of municipal credits.

Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities. These securities are often issued in "tranches," with subordinated tranches providing credit support to the more senior tranches. The Company's financial guaranty exposures generally are to the more senior tranches of these issues.

Residential Mortgage-Backed Securities ("RMBS") and Home Equity Securities are obligations backed by closed-end first mortgage loans and closed- and open-end second mortgage loans or home equity loans on one-to-four family residential properties, including condominiums and cooperative apartments. First mortgage loan products in these transactions include fixed rate, adjustable rate ("ARM") and option adjustable-rate ("Option ARM") mortgages. The credit quality of borrowers covers a broad range, including "prime", "subprime" and "Alt-A". A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income.

Financial Products is the guaranteed investment contracts ("GICs") portion of the former Financial Products Business of AGMH. AGM has issued financial guaranty insurance policies on the GICs and in respect of the GICs business that cannot be revoked or cancelled. Assured Guaranty is indemnified against exposure to the former financial products business by Dexia SA and certain of its affiliates. In addition, the French and Belgian governments have issued guaranties in respect of the GICs portion of the financial products business. The financial products business is currently being in run off.

Structured Credit Securities include program-wide credit enhancement for commercial paper conduits in the U.S., and securities issued in whole business securitizations and intellectual property securitizations. Program-wide credit enhancement generally involves insuring against the default of ABS in a bank-sponsored commercial paper conduit. Securities issued in whole business and intellectual property securitizations are backed by revenue-producing assets sold to a limited-purpose company by an operating company, including franchise agreements, lease agreements, intellectual property and real property.

Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as automobile loans and leases, credit card receivables and other consumer receivables.

Commercial Mortgage-Backed Securities ("CMBS") are obligations backed by pools of commercial mortgages. The collateral supporting CMBS include office, multi-family, retail, hotel, industrial and other specialized or mixed-use properties.

Commercial Receivables Securities are obligations backed by equipment loans or leases, fleet auto financings, business loans and trade receivables. Credit support is derived from the cash flows generated by the underlying obligations, as well as property or equipment values as applicable.

Insurance Securitization Securities are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

Other Structured Finance Securities are obligations backed by assets not generally described in any of the other described categories. One such type of asset is a tax benefit to be realized by an investor in one of the Federal or state programs that permit such investor to receive a credit against taxes (such as Federal corporate income tax or state insurance premium tax) for making qualified investments in specified enterprises, typically located in designated low-income areas.

Endnotes related to non-GAAP financial measures discussed in the financial supplement:

The Company references financial measures that are not in accordance with accounting principles generally accepted in the United States of America ("GAAP").

Assured Guaranty's management and board of directors utilize non-GAAP measures in evaluating the Company's financial performance and as a basis for determining senior management incentive compensation. By providing these non-GAAP financial measures, investors, analysts and financial news reporters have access to the same information that management reviews internally. In addition, Assured Guaranty's presentation of non-GAAP financial measures is consistent with how analysts calculate their estimates of Assured Guaranty's financial results in their research reports on Assured Guaranty and with how investors, analysts and the financial news media evaluate Assured Guaranty's financial results.

The following paragraphs define each non-GAAP financial measure and describe why it is useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure, if available, is presented within this financial supplement. Non-GAAP financial measures should not be viewed as substitutes for their most directly comparable GAAP measures.

Operating Income: Management believes that operating income is a useful measure because it clarifies the understanding of the underwriting results of the Company's financial guaranty insurance business, and also includes financing costs and net investment income, and enables investors and analysts to evaluate the Company's financial results as compared to the consensus analyst estimates distributed publicly by financial databases. Operating income is defined as net income (loss) attributable to Assured Guaranty Ltd., as reported under GAAP, adjusted for the following:

1) Elimination of the after-tax realized gains (losses) on the Company's investments, including other than temporary impairments, and credit and interest rate related gains and losses from sales of securities. Impairments and losses from sales of credit-impaired securities, the timing of which depends largely on market credit cycles, can vary considerably across periods. The timing of other sales that would result in gains or losses, such as interest rate related gains or losses, is largely subject to the Company's discretion and influenced by market opportunities, as well as the Company's tax and capital profile. Trends in the underlying profitability of the Company's business can be more clearly identified without the fluctuating effects of these transactions.

2) Elimination of the after-tax non-credit impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. Additionally, such adjustments present all financial guaranty contracts on a more consistent basis of accounting, whether or not they are subject to derivative accounting rules.

3) Elimination of the after-tax fair value gains (losses) on the Company's committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

4) Elimination of the after-tax foreign exchange gains (losses) on revaluation of net premium receivables. Long-dated receivables constitute a significant portion of the net premium receivable balance and represent the present value of future contractual or expected collections. Therefore, the current period's foreign exchange revaluation gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5) Elimination of the effects of consolidating certain financial guaranty VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs and is not liable for such debt obligations.

6) Elimination of goodwill and settlement of pre-existing relationship in order to show the 2009 contribution to operating income of AGMH without the distorting effects of acquisition accounting adjustments recorded on date of closing of the acquisition of AGMH by the Company.

Operating Shareholders' Equity: Management believes that operating shareholders' equity is a useful measure because it presents the equity of Assured Guaranty Ltd. with all financial guaranty contracts accounted for on a more consistent basis and excluding fair value adjustments that are not expected to result in economic loss. Many investors, analysts and financial news reporters use operating shareholders' equity as the principal financial measure for valuing Assured Guaranty Ltd.'s current share price or projected share price and also as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd.'s common shares. Many of the Company's fixed income investors also use operating shareholders' equity to evaluate the Company's capital adequacy. Operating shareholders' equity is the basis of the calculation of adjusted book value (see below). Operating shareholders' equity is defined as shareholders' equity attributable to Assured Guaranty Ltd., as reported under GAAP, adjusted for the following:

1) Elimination of the effects of consolidating certain VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs and is not liable for such debt obligations.

2) Elimination of the after-tax non-credit impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

3) Elimination of the after-tax fair value gains (losses) on the Company's committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

4) Elimination of the after-tax unrealized gains (losses) on the Company's investments, that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange revaluation). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore will not recognize an economic loss.

Operating return on equity ("Operating ROE"): Operating ROE represents operating income for a specified period divided by the average of operating shareholders' equity at the beginning and the end of that period. Management believes that operating ROE is a useful measure to evaluate the Company's return on invested capital. Many investors, analysts and members of the financial news media use operating ROE to evaluate Assured Guaranty Ltd.'s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Quarterly and year-to-date operating ROE are calculated on an annualized basis.

Adjusted Book Value: Management believes that adjusted book value is a useful measure because it enables an evaluation of the net present value of the Company's in force premiums and revenues in addition to operating shareholders' equity. The premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in, foreign exchange rates, refinancing or refunding activity, prepayment speeds, terminations, credit defaults and other factors. Many investors, analysts and financial news reporters use adjusted book value to evaluate Assured Guaranty Ltd.'s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Adjusted book value is operating shareholders' equity, as defined above, further adjusted for the following:

1) Elimination of after-tax deferred acquisition costs. These amounts represent net deferred expenses that have already been paid or accrued that will be expensed in future accounting periods.

2) Addition of the after-tax net present value of estimated net future credit derivative revenue. See below.

3) Addition of the after-tax value of the unearned premium reserve on financial guaranty contracts in excess of net expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

Net present value of estimated net future credit derivative revenue: Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated credit derivative revenue. There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from the Company's credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes in excess of expected losses, and is discounted at 6% (which represents the Company's tax-equivalent pre-tax investment yield on its investment portfolio). Estimated net future credit derivative revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

PVP or present value of new business production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for Assured Guaranty by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right, whether in insurance or credit derivative contract form, which GAAP gross premiums written and the net credit derivative premiums received and receivable portion of net realized gains and other settlement on credit derivatives ("Credit Derivative Revenues") do not adequately measure. PVP in respect of insurance and credit derivative contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, in each case, discounted at 6% (the Company's tax-equivalent pre-tax investment yield on its investment portfolio). For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6%, while under GAAP, these amounts are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and Credit Derivative Revenues may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, refinancing or refunding activity, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Contacts:

 Equity Investors:
Sabra Purtill
Managing Director, Investor Relations
(212) 408-6044
spurtill@assuredguaranty.com

Ross Aron
Assistant Vice President, Investor Relations
(212) 261-5509
raron@assuredguaranty.com

Assured Guaranty Ltd. 30 Woodbourne Avenue Hamilton HM 08 Bermuda (441) 279-5705 www.assuredguaranty.com
Fixed Income Investors:
Robert Tucker
Managing Director, Fixed Income Investor Relations
(212) 339-0861
rtucker@assuredguaranty.com

Michael Walker
Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@assuredguaranty.com

 Media:
Betsy Castenir
Managing Director, Corporate Communications
(212) 339-3424
bcastenir@assuredguaranty.com

Ashweeta Durani
Vice President, Corporate Communications
(212) 408-6042
adurani@assuredguaranty.com

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  Exhibit 99.2
Assured Guaranty Ltd. December 31, 2010 Financial Supplement